                                                                     EXHIBIT 4.1


===============================================================================





                          OUTDOOR COMMUNICATIONS, INC.,

                                   as Company,

                                  OCI(N) CORP.,
                                OCI(S) CORP. and
                                    OCIH LLC,

                                 as Guarantors,

                                       and

                           FIRST UNION NATIONAL BANK,

                                   as Trustee

                          ----------------------------

                                    INDENTURE

                           Dated as of August 15, 1997

                             -----------------------

                                  $105,000,000

                    9 1/4% Senior Subordinated Notes due 2007






===============================================================================

                              CROSS-REFERENCE TABLE


      TIA                                                                                Indenture
    Section                                                                               Section
    -------                                                                               -------

   Section 310(a)(1)...............................................................     7.10; 12.1
              (a)(2)...............................................................     7.10; 12.1
              (a)(3)...............................................................     N.A.
              (a)(4)...............................................................     N.A.
              (b)..................................................................     7.8; 7.10; 12.2
              (c)..................................................................     N.A.
   Section 311(a)..................................................................     7.11
              (b)..................................................................     7.11
              (c)..................................................................     N.A.
   Section 312(a)..................................................................     2.5
              (b)..................................................................     12.3
              (c)..................................................................     12.3
   Section 313(a)..................................................................     7.6
              (b)(1)...............................................................     7.6
              (b)(2)...............................................................     7.6
              (c)..................................................................     7.6; 12.2
              (d)..................................................................     7.6
   Section 314(a)..................................................................     4.6; 4.7; 12.2
              (b)..................................................................     N.A.
              (c)(1)...............................................................     12.4
              (c)(2)...............................................................     12.4
              (c)(3)...............................................................     12.4
              (d)..................................................................     N.A.
              (e)..................................................................     12.5
              (f)..................................................................     N.A.
   Section 315(a)..................................................................     7.1(b)
              (b)..................................................................     7.5; 12.2
              (c)..................................................................     7.1(a)
              (d)..................................................................     7.1(c)
              (e)..................................................................     6.11
   Section 316(a) (last sentence)..................................................     2.9
              (a)(1)(A)............................................................     6.5
              (a)(1)(B)............................................................     6.4
              (a)(2)...............................................................     N.A.
              (b)..................................................................     6.7
   Section 317(a)(1)...............................................................     6.8
              (a)(2)...............................................................     6.9
              (b)..................................................................     2.4
   Section 318(a)..................................................................     12.1

        --------------------
        N.A. means Not Applicable.

        NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS


                                                                                                      Page

                                                   ARTICLE I

                                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1. Definitions...............................................................................1
SECTION 1.2. Incorporation by Reference of Trust Indenture Act........................................22
SECTION 1.3. Rules of Construction....................................................................22

                                                   ARTICLE II

                                                 THE SECURITIES

SECTION 2.1. Form and Dating..........................................................................23
SECTION 2.2. Execution and Authentication.............................................................23
SECTION 2.3. Registrar and Paying Agent...............................................................24
SECTION 2.4. Paying Agent To Hold Money in Trust......................................................25
SECTION 2.5. Securityholder Lists.....................................................................25
SECTION 2.6. Transfer and Exchange....................................................................26
SECTION 2.7. Replacement Securities...................................................................26
SECTION 2.8. Outstanding Securities...................................................................26
SECTION 2.9. Treasury Securities......................................................................27
SECTION 2.10. Temporary Securities....................................................................27
SECTION 2.11. Cancellation............................................................................28
SECTION 2.12. Defaulted Interest......................................................................28
SECTION 2.13. CUSIP Number............................................................................28
SECTION 2.14. Deposit of Moneys.......................................................................29

                                                  ARTICLE III

                                                   REDEMPTION

SECTION 3.1. Election To Redeem; Notices to Trustee...................................................29
SECTION 3.2. Selection of Securities To Be Redeemed...................................................29
SECTION 3.3. Notice of Redemption.....................................................................30
SECTION 3.4. Effect of Notice of Redemption...........................................................31
SECTION 3.5. Deposit of Redemption Price..............................................................31
SECTION 3.6. Securities Redeemed in Part..............................................................32


                                      -i-
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                                                   ARTICLE IV

                                                   COVENANTS

SECTION 4.1. Payment of Securities....................................................................32
SECTION 4.2. Maintenance of Office or Agency..........................................................32
SECTION 4.3. Corporate Existence......................................................................33
SECTION 4.4. Payment of Taxes and Other Claims........................................................33
SECTION 4.5. Maintenance of Properties; Insurance; Books and Records; Compliance with Law.............34
SECTION 4.6. Compliance Certificates..................................................................34
SECTION 4.7. Reports..................................................................................35
SECTION 4.8. Limitation on Additional Indebtedness....................................................36
SECTION 4.9. Limitation on Restricted Payments........................................................36
SECTION 4.10. Limitation on Liens.....................................................................38
SECTION 4.11. Limitation on Guarantees of Certain Indebtedness........................................39
SECTION 4.12. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries...........39
SECTION 4.13. Asset Sales.............................................................................40
SECTION 4.14. Limitation on Transactions with Affiliates..............................................43
SECTION 4.15. Change of Control.......................................................................44
SECTION 4.16. Limitation on Issuance and Sales of Preferred Stock by Subsidiaries.....................46
SECTION 4.17. Limitation on Activities of the Company and Its Subsidiaries............................46
SECTION 4.18. Limitation on Other Senior Subordinated Debt............................................46
SECTION 4.19. Waiver of Stay, Extension or Usury Laws.................................................47

                                                   ARTICLE V

                                             SUCCESSOR CORPORATION

SECTION 5.1. Consolidation, Merger, Sale of Assets, Etc...............................................47
SECTION 5.2. Successor Entity Substituted.............................................................49
SECTION 5.3. Status of Subsidiaries...................................................................50

                                                   ARTICLE VI

                                              DEFAULT AND REMEDIES

SECTION 6.1. Events of Default........................................................................50




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

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


SECTION 6.2. Acceleration.............................................................................52
SECTION 6.3. Other Remedies...........................................................................53
SECTION 6.4. Waiver of Past Default...................................................................53
SECTION 6.5. Control by Majority......................................................................54
SECTION 6.6. Limitation on Suits......................................................................54
SECTION 6.7. Rights of Holders To Receive Payment.....................................................55
SECTION 6.8. Collection Suit by Trustee...............................................................55
SECTION 6.9. Trustee May File Proofs of Claim.........................................................55
SECTION 6.10. Priorities..............................................................................56
SECTION 6.11. Undertaking for Costs...................................................................56

                                                  ARTICLE VII

                                                    TRUSTEE

SECTION 7.1. Duties of Trustee........................................................................57
SECTION 7.2. Rights of Trustee........................................................................58
SECTION 7.3. Individual Rights of Trustee.............................................................59
SECTION 7.4. Trustee's Disclaimer.....................................................................60
SECTION 7.5. Notice of Defaults.......................................................................60
SECTION 7.6. Reports by Trustee to Holders............................................................60
SECTION 7.7. Compensation and Indemnity...............................................................61
SECTION 7.8. Replacement of Trustee...................................................................62
SECTION 7.9. Successor Trustee by Merger, Etc.........................................................63
SECTION 7.10. Eligibility; Disqualification...........................................................63
SECTION 7.11. Preferential Collection of Claims Against the Company...................................64
SECTION 7.12. Money Held in Trust.....................................................................64
SECTION 7.13. Preferred Collection of Claims..........................................................64

                                                  ARTICLE VIII

                                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1. Satisfaction and Discharge...............................................................64
SECTION 8.2. Legal Defeasance and Covenant Defeasance.................................................65
SECTION 8.3. Application of Trust Money...............................................................68
SECTION 8.4. Repayment to the Company or a Guarantor..................................................68
SECTION 8.5. Reinstatement............................................................................69

                                                   ARTICLE IX

                                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1. Without Consent of Holders...............................................................70
SECTION 9.2. With Consent of Holders..................................................................70


                                     -iii-

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

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


SECTION 9.3. Compliance with Trust Indenture Act......................................................72
SECTION 9.4. Revocation and Effect of Amendments and Consents.........................................72
SECTION 9.5. Notation on or Exchange of Securities....................................................73
SECTION 9.6. Trustee To Sign Amendments, Etc..........................................................73

                                                   ARTICLE X

                                          SUBORDINATION OF SECURITIES

SECTION 10.1. Securities Subordinate to Senior Indebtedness...........................................73
SECTION 10.2. Payment Over of Proceeds upon Dissolution, etc..........................................74
SECTION 10.3. Suspension of Payment When Senior Indebtedness Is in Default............................75
SECTION 10.4. Trustee's Relation to Senior Indebtedness...............................................77
SECTION 10.5. Subrogation to Rights of Holders of Senior Indebtedness.................................77
SECTION 10.6. Provisions Solely To Define Relative Rights.............................................78
SECTION 10.7. Trustee To Effectuate Subordination.....................................................79
SECTION 10.8. No Waiver of Subordination Provisions...................................................79
SECTION 10.9. Notice to Trustee.......................................................................80
SECTION 10.10. Reliance on Judicial Order or Certificate of Liquidating Agent.........................81
SECTION 10.11. Rights of Trustee as a Holder of Senior Indebtedness; Preservation of
                              Trustee's Rights........................................................82
SECTION 10.12. Article Applicable to Paying Agents....................................................82
SECTION 10.13. No Suspension of Remedies..............................................................82

                                                   ARTICLE XI

                                                   GUARANTEE

SECTION 11.1. Unconditional Guarantee.................................................................82
SECTION 11.2. Severability............................................................................84
SECTION 11.3. Limitation of Liability.................................................................84
SECTION 11.4. Guarantors May Consolidate, etc., on Certain Terms......................................84
SECTION 11.5. Guarantee Obligations Subordinated to Guarantor Senior Indebtedness.....................85
SECTION 11.6. Payment Over of Proceeds upon Dissolution, etc., of a Guarantor.........................85


                                      -iv-

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

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


SECTION 11.7. Suspension of Guarantee Obligations When Guarantor Senior Indebtedness is
                              in Default..............................................................87
SECTION 11.8. Guarantee Provisions Solely To Define Relative Rights...................................88
SECTION 11.9. Trustee To Effectuate Subordination of Guarantee Obligations............................89
SECTION 11.10. No Waiver of Guarantee Subordination Provisions........................................89
SECTION 11.11. Guarantors To Give Notice to Trustee...................................................90
SECTION 11.12. Reliance on Judicial Order or Certificate of Liquidating Agent Regarding
                              Dissolution, etc., of Guarantors........................................91
SECTION 11.13. Rights of Trustee as a Holder of Guarantor Senior Indebtedness;
                              Preservation of Trustee's Rights........................................92
SECTION 11.14. Article Eleven Applicable to Paying Agents.............................................92
SECTION 11.15. No Suspension of Remedies Subject to Rights of Holders of Guarantor
                              Senior Indebtedness.....................................................92
SECTION 11.16. Trustee's Relation to Guarantor Senior Indebtedness....................................92
SECTION 11.17. Waiver of Subrogation..................................................................93
SECTION 11.18. Execution of Guarantee.................................................................93
SECTION 11.19. Waiver of Stay, Extension or Usury Laws................................................94

                                                  ARTICLE XII

                                                 MISCELLANEOUS

SECTION 12.1. Trust Indenture Act Controls............................................................95
SECTION 12.2. Notices.................................................................................95
SECTION 12.3. Communications by Holders with Other Holders............................................96
SECTION 12.4. Certificate and Opinion of Counsel as to Conditions Precedent...........................96
SECTION 12.5. Statements Required in Certificate and Opinion of Counsel...............................96
SECTION 12.6. Rules by Trustee, Paying Agent, Registrar...............................................97
SECTION 12.7. Legal Holidays..........................................................................97
SECTION 12.8. Governing Law...........................................................................97
SECTION 12.9. No Recourse Against Others..............................................................97
SECTION 12.10. Successors.............................................................................98


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


SECTION 12.11. Duplicate Originals....................................................................98
SECTION 12.12. Joint and Several Obligations..........................................................98
SECTION 12.13. Separability...........................................................................98
SECTION 12.14. Table of Contents, Headings, Etc.......................................................98

EXHIBIT A - Form of Security
EXHIBIT B - Form of Guarantee


                           INDENTURE dated as of August 15, 1997 by and among
OUTDOOR COMMUNICATIONS, INC., a Delaware corporation (the "Company"), the Guarantors (as defined) and FIRST UNION NATIONAL BANK, a national banking association, as Trustee (the "Trustee").

                  The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Securities to be issued as provided for in this Indenture. All things necessary to make the Securities the valid and binding obligations of the Company have been done.

                  The Securities will be unconditionally guaranteed (the "Guarantees") on a senior unsecured basis, jointly and severally, by OCI (N) Corp., OCI (S) Corp. and OCIH LLC.

                  The parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.1.      Definitions.

                  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary or assumed in connection with an Asset Acquisition by such Person and not incurred in connection with, or in anticipation of, such Person becoming a Subsidiary or such Asset Acquisition.

                  "Advertising Displays" mean all posters, signs, billboards and other outdoor advertising displays and related sites therefor owned or leased (as lessee) by the Company and its Subsidiaries.

                  "Affiliate" of any specified Person means any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with") as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, none of The Chase Manhattan Bank or any of its Affiliates shall be deemed an Affiliate of the Company.

                  "Affiliate Transaction" has the meaning provided in Section 4.14.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Asset Acquisition" means (i) an Investment by the Company or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary of the Company or shall be consolidated or merged with the Company or any Subsidiary of the Company, or (ii) the acquisition by the Company or any Subsidiary of the Company of assets of any Person comprising a division or line of business of such Person or which is otherwise outside of the ordinary course of business, or (iii) the acquisition by the Company or any Subsidiary of the Company of Advertising Displays of any Person with a Fair Market Value in excess of $100,000.

                  "Asset Sale" means any direct or indirect sale, conveyance, transfer or lease (that has the effect of a disposition and is not for security purposes) or other disposition (that is not for security purposes) to any Person other than the Company or a Subsidiary of the Company, in one transaction or a series of related transactions, of (i) any Capital Stock of any Subsidiary of the Company, (ii) any assets of the Company or any Subsidiary of the Company which constitute substantially all of an operating unit or line of business of the Company and its Subsidiaries, (iii) any other property or asset of the Company or any Subsidiary of the Company outside of the ordinary course of business or (iv) Advertising Displays of the Company or any Subsidiary of the Company with a Fair Market Value in excess of $100,000. For the purposes of this definition, the term "Asset Sale" shall not include (i) any disposition of property or assets of the Company that is governed under Section 5.1, (ii) sales of property and equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Subsidiary of the Company, as the case may be, (iii) dispositions of property pursuant to any condemnation or other taking by any governmental authority, provided, that any net cash proceeds of such taking are applied pursuant to Section 4.13(a)(iii) and (iv) for purposes of Section 4.13, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions occurring within one year, either

(x) involving assets with a Fair Market Value not in excess of $500,000 or (y) which constitutes an incurrence of a Capitalized Lease Obligation.

                  "Asset Sale Proceeds" means, with respect to any Asset Sale,
(i) cash received by the Company or any of its Subsidiaries from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Subsidiary of the Company as a result of such Asset Sale and (d) deduction of appropriate amounts to be provided by the Company or such Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or such Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other non-cash consideration received by the Company or any Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

                  "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that has not been applied in accordance with Section 4.13(a)(iii).

                  "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing
(i) the sum of the products of (a) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

                  "Bankruptcy Law" means Title 11 of the U.S. Code or any other similar Federal, state or foreign law for the relief of debtors.

                  "Board" of any Person means the board of directors, management committee or other governing body of such Person.

                  "Board Resolution" means a copy of a resolution certified by a Secretary or an Assistant Secretary of the Company to have been duly adopted by the board of directors of the Company to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day except a Saturday, a Sunday or any day on which banking institutions in New York, New York, are required or authorized by law or other governmental action to be closed.

                  "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

                  "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and for purposes of this definition, the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

                  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the New Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having a rating of at least P1 from Moody's or a rating of at least Al from S&P and (vi) money market mutual or similar funds having assets in excess of $100 million.

                  "Change of Control" means the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company); (i) any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total voting power of the then outstanding Voting Stock of the Company; (ii) the Company consolidates with, or merges with or into, another Person (other than the Company or a Wholly Owned Subsidiary) or the Company or any of its Subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company and its Subsidiaries (determined on a consolidated basis) to any Person (other than the Company or any Wholly Owned Subsidiary), other than any such transaction where immediately after such transaction the Person or Persons that "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) immediately prior to such transaction, directly or indirectly, a majority of the total voting power of the then outstanding Voting Stock of the Company, as the case may be, "beneficially own" (as so determined), directly or indirectly, a majority of the total voting power of the then outstanding Voting Stock of the surviving or transferee Person;
(iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described in Section 5.1.

                  "Change of Control Date" has the meaning provided in Section 4.15.

                  "Change of Control Offer" has the meaning provided in Section 4.15.

                  "Change of Control Payment Date" has the meaning provided in
Section 4.15.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

                  "Company" means the party named as such in this Indenture until a successor replaces it in accordance with the terms of this Indenture and thereafter means such successor.

                  "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest that, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Subsidiaries on a consolidated basis (including, but not limited to, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales)) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Company); provided, however, that deferred financing costs shall be excluded from the definition of Consolidated Interest Expense.

                  "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such

Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (i) the Net Income (but not loss) of any Person that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Subsidiary thereof, (ii) the Net Income of any Subsidiary of such Person shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income to such Person or one of its other Subsidiaries is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders,
(iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) extraordinary gains and losses shall be excluded from Consolidated Net Income and (v) the cumulative effect of a change in accounting principles shall be excluded.

                  "consolidation" means, with respect to the Company, the consolidation of the accounts of its Subsidiaries with those of the Company, all in accordance with GAAP.

                  "covenant defeasance" has the meaning provided in Section 8.2.

                  "Cumulative Consolidated Interest Expense" means, as of any date of determination, Consolidated Interest Expense of the Company from the Issue Date to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

                  "Cumulative EBITDA" means, as of any date of determination, EBITDA of the Company from the Issue Date to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect against fluctuations in currency values.

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Default Amount" means 100% of the principal amount of all outstanding Securities, plus accrued and unpaid interest, if any, thereon and any applicable premium thereon.

                  "Defeasance Trust" has the meaning provided in Section 8.2.

                  "Designated Senior Indebtedness" means (i) all Senior Indebtedness and Guarantor Senior Indebtedness under or in respect of the New Credit Facility and (ii) any other Senior Indebtedness in an aggregate principal amount of not less than $25,000,000 (or commitment thereof) that, at the time of the Incurrence of such Indebtedness, is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

                  "Designation Amount" has the meaning provided in Section 4.16.

                  "Disinterested Director" means, with respect to any transaction or series of transactions, a member of the Board of the Company, as the case may be, other than any such Board member who has any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

                  "Disqualified Capital Stock" means any Capital Stock of the Company or any of its Subsidiaries that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Securities, for cash and/or securities constituting Indebtedness, provided, however, that (i) such Capital Stock shall only constitute Disqualified Capital Stock to the extent it so matures or is redeemable or exchangeable at the option of the holder thereof on or prior to the final maturity date of the Securities and (ii) Preferred Stock that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Company, which provisions have substantially the same effect as Section 4.15, shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

                  "EBITDA" means, for any Person, for any period, an amount equal to (a) the sum of, without duplication,

Consolidated Net Income for such period, plus, to the extent reducing such Consolidated Net Income, (i) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (ii) Consolidated Interest Expense for such period, plus (iii) depreciation for such period on such consolidated basis, plus (iv) amortization of intangibles for such period on a consolidated basis, plus (v) any other non-cash items reducing Consolidated Net Income for such period, minus (b) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP, except that with respect to the Company each of the foregoing items shall be determined on a consolidated basis with respect to the Company and the Subsidiaries only; and provided, however, that, for purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment of such Person (other than a consolidated Subsidiary of the Company) shall be included only (x) if cash income has been received by such Person with respect to such Investment during each of the previous four fiscal quarters, or
(y) if the cash income derived from such Investment is attributable to Cash Equivalents.

                  "Event of Default" has the meaning provided in Section 6.1.

                  "Excess Proceeds" means, with respect to any Asset Sale, the then Available Asset Sale Proceeds less any such Available Asset Sale Proceeds that are required to be applied and are applied in accordance with Section 4.13(a).

                  "Excess Proceeds Payment Date" has the meaning provided in
Section 4.13(a).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in this Indenture, Fair Market Value shall be determined by the Board acting in good faith and shall be evidenced by a Board Resolution delivered to the Trustee.

                  "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States on the Issue Date.

                  "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part of all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

                  "Guarantee" has the meaning provided in the third introductory paragraph hereto.

                  "Guarantor" means each of the Subsidiaries of the Company named as a Guarantor herein and any successor thereof until a Guarantor is released in accordance with this Indenture.

                  "Guarantor Senior Indebtedness" means the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding) on, and any and all other fees, charges, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (a) all obligations of the Guarantors owed to lenders under the New Credit Facility, (b) all obligations of the Guarantors with respect to any Interest Rate Agreement, (c) all obligations of the Guarantors to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments, (d) all other Indebtedness of the Guarantors that does not provide that it is to rank pari passu with or subordinate to the Securities and (e) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Guarantor Senior Indebtedness described above. Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Indebtedness will not include (i) Indebtedness of the Guarantors to any of their Subsidiaries, (ii) Indebtedness represented by the Securities or any Guarantees thereof, (iii) any Indebtedness designated as subordinated or junior in right of payment to any other Indebtedness of the Guarantors, or (iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, (v) any obligation that is by operation of law or judicial decision subordinate to any general unsecured obligations of the Guarantors or (vi) Indebtedness of the Guarantors to the extent that such Indebtedness is owed to and held by Federal, State, local or other governmental authority.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                  "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such person (and "incurrence," "incurred," "incurrable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that by itself results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

                  "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, that is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations, (ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed, (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction,

(v) Disqualified Capital Stock of such Person or any of its Subsidiaries and
(vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that (i) the amount outstanding at any time of any Indebtedness issued with original issue discount, including the Notes, is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, (ii) Indebtedness shall not include any liability for federal, state, local or other taxes and (iii) the principal amount of any Indebtedness shall be reduced by the aggregate amount of Cash Equivalents of the Company and its Subsidiaries that are pledged to secure and are required to be applied solely to the repayment of the principal of such Indebtedness. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of the Company or any of its Subsidiaries for purposes of this definition.

                  "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms hereof.

                  "Interest Payment Date," when used with respect to any Security, means the stated maturity of an installment of interest specified in such Security.

                  "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

                  "Investments" means, directly or indirectly, any advance, loan or other extension of credit (including by means of a guarantee) or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise) the acquisition, by purchase or otherwise, of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities or other evidence of beneficial interest of any Person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. In addition to the foregoing, any foreign exchange contract, currency swap, Interest Rate Agreement or similar agreement shall constitute an Investment.

                  "Issue Date" means the date the Securities are first issued by the Company and authenticated by the Trustee under this Indenture.

                  "legal defeasance" has the meaning provided in Section 8.2.

                  "Legal Holiday" means any day other than a Business Day.

                  "Leverage Ratio" means the ratio of (i) the sum of the aggregate outstanding amount of Indebtedness of the Company and its Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP to
(ii) the Company's EBITDA for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of determination for which financial statements are available. For purposes of this definition, the Company's "EBITDA" shall be calculated on a pro forma basis after giving effect to any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Subsidiaries (including any Person who becomes a Subsidiary of the Company as a result of such Asset Acquisition) incurring, assuming or otherwise becoming liable for Indebtedness) at any time on or subsequent to the first day of the Four Quarter Period and on or prior to the date of determination, as if such Asset Sale or Asset Acquisition (including any EBITDA associated with such Asset Acquisition and including any pro forma expense and cost reductions determined in accordance with Article 11 of Regulation S-X) occurred on the first day of the Four Quarter Period.

                  "Lien" means with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

                  "Maturity Date" means, with respect to any Security, the date specified in such Security as the fixed date on which principal of such Security is due and payable.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

                  "New Credit Facility" means that certain Credit Agreement, dated as of August 15, 1997 by and among the Company, the Guarantors, The Chase Manhattan Bank, as administrative agent and as a lender, and certain banks, financial institutions and other entities, as lenders, including any related notes, letters of credit issued thereunder, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, increased, replaced or refinanced, in whole or in part, from time to time, whether or not with the same lenders or agents.

                  "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Officer" means Chairman of the Board and the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary, of the Company or any Guarantor, as the case may be.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman, Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of the Indenture.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee, which may include

(if acceptable to the Trustee) an individual employed as counsel to the Company or a Guarantor.

                  "Other Pari Passu Debt" means Indebtedness of the Company or any Subsidiary Guarantor that neither constitutes Senior Indebtedness nor Guarantor Senior Indebtedness, as applicable, nor Subordinated Indebtedness.

                  "Other Pari Passu Debt Pro Rata Share" means the amount of the applicable Available Asset Sale Proceeds obtained by multiplying the amount of such Available Asset Sale Proceeds by a fraction, (i) the numerator of which is the aggregate accreted value and/or principal amount, as the case may be, of all Other Pari Passu Debt outstanding at the time of the applicable Asset Sale with respect to which the Company is required to use Available Asset Sale Proceeds to repay or make an offer to purchase or repay and (ii) the denominator of which is the sum of (a) the aggregate principal amount of all Securities outstanding at the time of the applicable Asset Sale and (b) the aggregate principal amount or the aggregate accreted value, as the case may be, of all Other Pari Passu Debt outstanding at the time of the applicable Asset Sale Offer with respect to which the Company is required to use the applicable Available Asset Sale Proceeds to offer to repay or make an offer to purchase or repay.

                  "Paying Agent" has the meaning provided in Section 2.3.

                  "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Indebtedness.

                  "Permitted Asset Swap" means the exchange of any interest of the Company or any of its Subsidiaries in any Advertising Display or Displays for a similar interest in an Advertising Display or Displays of a Person other than the Company or such Subsidiary; provided that (i) the aggregate Fair Market Value of the Advertising Display or Displays being transferred by the Company or such Subsidiary is not greater than the aggregate Fair Market Value of the Advertising Display or Displays received by the Company or such Subsidiary in such exchange, or (ii) if the aggregate Fair Market Value of the Advertising Display or Displays being transferred by the Company or such Subsidiary is greater than the aggregate Fair Market

Value of the Advertising Display or Displays received by the Company or such Subsidiary in such exchange, so long as the Company or such Subsidiary receives cash or other property with a Fair Market Value equal to the difference between the Fair Market Value of the Advertising Display or Displays being transferred by the Company or such Subsidiary and the Fair Market Value of the Advertising Display or Displays received by the Company or such Subsidiary in such exchange, the transaction shall be bifurcated and treated as a "Permitted Asset Swap" to the extent of the Fair Market Value of the Advertising Display or Displays received by the Company or such Subsidiary in such exchange, and as an "Asset Sale" to the extent of the difference between the Fair Market Value of the Advertising Display or Displays being transferred by the Company or such Subsidiary and the Fair Market Value of the Advertising Display or Displays received by the Company or such Subsidiary in such exchange.

                  "Permitted Holders" means Media/Communications Partners II Limited Partnership, John C. Stanley IV and A.B. Isbell and their controlled Affiliates.

                  "Permitted Indebtedness" means each of the following: (i) Indebtedness of the Company and the Guarantors under the New Credit Facility in an amount not to exceed $200,000,000, less the aggregate amount of all principal repayments thereunder (to the extent, in the case of payments of revolving credit Indebtedness, that the corresponding commitments have been permanently reduced) or scheduled payments actually made thereunder; (ii) Indebtedness under the Securities and the Guarantees; (iii) (i) Indebtedness of any Subsidiary of the Company owed to and held by the Company or a Subsidiary of the Company and
(ii) Indebtedness of the Company owed to and held by any Subsidiary of the Company; provided that an incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition (excluding assignments as security to financial institutions) of any Indebtedness of the Company or a Subsidiary of the Company referred to in this clause (iii) to a Person (other than the Company or a Subsidiary of the Company) or (y) any sole or other disposition of Capital Stock of a Subsidiary of the Company which holds Indebtedness of the Company or another Subsidiary of the Company such that such Subsidiary, in any such case, ceases to be a Subsidiary of the Company; (iv) Interest Rate Agreements of the Company and/or any Subsidiary of the Company relating to (i) Indebtedness of the Company and/or such Subsidiary, as the case may be (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be incurred under Section 4.8), and/or (ii) Indebtedness (which Indebtedness would bear interest at fluctuating interest rates) for which a lender has provided a commitment (subject to customary conditions) in an amount reasonably anticipated to be incurred by the Company and/or a Subsidiary of the Company in the following 12 months after such Interest Rate Agreement has been incurred, but only to the extent, in the case of either subclause (i) or (ii), that the notional principal amount of such Interest Rate Agreements does not exceed the principal amount of the Indebtedness (and/or Indebtedness subject to commitments) to which such Interest Rate Agreements relate; (v) Purchase Money Indebtedness and Capitalized Lease Obligations of the Company and/or any Subsidiary of the Company incurred to acquire property in the ordinary course of business, which Purchase Money Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed 5% of the Company's consolidated total assets; (vi) Indebtedness ("Refinancing Indebtedness") of the Company and/or any Subsidiary of the Company to the extent it represents a replacement, renewal, refinancing or extension (a "Refinancing") of outstanding Indebtedness of the Company and/or of any Subsidiary of the Company incurred or outstanding pursuant to clause (ii) or (vii) of this definition or the proviso to Section 4.8, provided that (1) Indebtedness of the Company may not be Refinanced to such extent under this clause (vi) with Indebtedness of any Subsidiary of the Company and (2) any such Refinancing shall only be permitted under this clause (vi) to the extent that (x) it does not result in a lower Average Life to Stated Maturity as defined of such Indebtedness as compared with the Indebtedness being Refinanced and (y) it does not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being Refinanced plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such Refinancing and such reasonable fees and expenses incurred in connection therewith; and (vii) in addition to the items referred to above, Indebtedness of the Company and/or any Subsidiary of the Company having an aggregate principal amount not to exceed $25,000,000 at any time outstanding.

                  "Permitted Investments" means (i) Investments in any of the Securities; (ii) Investments in Cash Equivalents; (iii) Investments by the Company or any of its Subsidiaries in a Subsidiary of the Company or another Person, if as a result of such Investment (a) such other Person becomes a Subsidiary of the Company or (b) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Subsidiary of the Company; (iv) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers, in each case arising in the ordinary course of business; (v) Investments in Interest Rate Agreements permitted by Section 4.8; and (vi) loans or advances to officers or employees of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and its Subsidiaries (including travel and moving expenses) not in excess of $1,000,000 in the aggregate at any one time outstanding.

                  "Permitted Junior Securities" means unsecured equity securities or subordinated securities of an issuer as reorganized or readjusted or securities of the Company or any other company, trust, corporation or partnership provided for by a plan of reorganization or readjustment that, in the case of any such subordinated securities is junior or the payment of which is otherwise subordinated, at least to the extent provided in this Indenture with respect to the Securities, to the payment and satisfaction in full in cash of all Senior Indebtedness of the Company at the time outstanding, and to the payment of all securities issued in exchange therefor, to the holders of the Senior Indebtedness at the time outstanding and that has no shorter a maturity than the Securities.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

                  "Preferred Stock" means any Capital Stock of a Person, however designated, that entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

                  "principal" of a debt security (including the Securities) means the principal amount of the security plus, when appropriate, the premium, if any, on the security. Such amount shall, if applicable, be calculated by reference to the last sentence of "Indebtedness."

                  "Public Equity Offering" means a public offering by the Company of shares of its common stock on a primary basis pursuant to a registration statement filed and declared effective pursuant to the Securities Act for gross proceeds of not less than $20,000,000 in cash.

                  "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

                  "Redemption Date" means, with respect to any Security, the date on which such Security is to be redeemed by the Company pursuant to the terms of the Securities.

                  "Registrar" has the meaning provided in Section 2.3.

                  "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any of its Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any of its Subsidiaries (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock), and (y) in the case of Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly Owned Subsidiary or dividends or distributions made on a pro rata basis to all holders of Capital Stock of a Restricted Subsidiary), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries (other than Capital Stock owned by the Company or a Subsidiary of the Company), (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Indebtedness other than Subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) and (iv) the making of any Investment in any Person other than a Permitted Investment.

                  "S&P" means Standard & Poor's Corporation.

                  "Securities" means the 9 1/4% Senior Subordinated Notes due 2007 issued, authenticated and delivered under this

Indenture, as amended or supplemented from time to time pursuant to the terms of this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Indebtedness" means the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding) on, and any and all other fees, charges, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (a) all obligations of the Company owed to lenders under the New Credit Facility, (b) all obligations of the Company with respect to any Interest Rate Agreement, (c) all obligations of the Company to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments, (d) all other Indebtedness of the Company that does not provide that it is to rank pari passu with or subordinate to the Securities and (e) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (i) Indebtedness of the Company to any of its Subsidiaries, (ii) Indebtedness represented by the Securities, (iii) any Indebtedness designated as subordinated or junior in right of payment to any other Indebtedness of the Company, or (iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, (v) any obligation that is by operation of law or judicial decision subordinate to any general unsecured obligations of the Company or (vi) Indebtedness of the Company to the extent that such Indebtedness is owed to and held by Federal, State, local or other governmental authority.

                  "Significant Subsidiary" means any Subsidiary of the Company that would be a "significant subsidiary" as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act as such Act may be amended from time to time.

                  "Subordinated Indebtedness" means with respect to the Company, Indebtedness of the Company that is expressly subordinated in right of payment to the Securities or, with respect to any Guarantor, Indebtedness of such Guarantor that is expressly subordinated in right of payment to the Guarantee of such Guarantor.

                  "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

                  "Surviving Entity" has the meaning provided in Section 5.1.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code
Section 77aaa-77bbbb) as in effect on the date of this Indenture.

                  "Trust Officer" means an officer or assistant officer of the Trustee assigned to the corporate trustee department (or any successor group) of the Trustee, or any successor to such department and assigned by the Trustee to administer this Indenture or, in the case of a successor trustee, an officer or assistant officer assigned to the department, division or group performing the corporate trust work of such successor.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                  "U.S. Government Obligations" has the meaning provided in
Section 8.2(d).

                  "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof to vote under ordinary circumstances in the election of members of the board of directors or other governing body of such Person.

                  "Wholly Owned Subsidiary" means any Subsidiary of the Company, all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

                  SECTION 1.2.      Incorporation by Reference of Trust
                                    Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision shall be deemed incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  (a) "indenture securities" means the Securities;

                  (b) "indenture security holder" means a Holder or Securityholder;

                  (c) "indenture to be qualified" means this Indenture;

                  (d) "indenture trustee" or "institutional trustee" means the Trustee; and

                  (e) "obligor" on the indenture securities means the Company, each Guarantor or any other obligor on the Securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings so assigned to them therein.

                  SECTION 1.3.      Rules of Construction.

                  Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) "or" is not exclusive;

                  (c) words in the singular include the plural, and words in the plural include the singular;

                  (d) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subsection; and

                  (e) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

                                   ARTICLE II

                                 THE SECURITIES

                  SECTION 2.1.      Form and Dating.

                  The Securities and the Trustee's certificates of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is annexed hereto and hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements (including notations relating to any Guarantee) required by law, rule or usage to which the Company or any Guarantor is subject. Each Security shall be dated the date of its authentication. The terms and provisions contained in the Securities shall constitute, and are expressly made, a part of this Indenture.

                  SECTION 2.2.      Execution and Authentication.

                  Two Officers (each of whom shall have been duly authorized by all requisite partnership or corporate action, as the case may be) shall execute the Securities on behalf of the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security or at any time thereafter, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized officer of the Trustee manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate Securities for original issue in an aggregate principal amount not to exceed $105,000,000 upon receipt of the Officers' Certificate of the Company signed by two Officers of the Company directing the Trustee to authenticate the Securities and certifying that all conditions precedent to the issuance of the Securities contained herein have been complied with. The Officer's Certificate shall specify the amount of the Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $105,000,000, except as provided in Section 2.8.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Company or with any of the Company's Affiliates.

                  The Securities shall be issuable in fully registered form only, without coupons, in denominations of $1,000 principal amount and any integral multiple thereof.

                  SECTION 2.3.      Registrar and Paying Agent.

                  The Company shall maintain an office or agency (which shall be located in the City of Charlotte, State of North Carolina) where (a) Securities may be presented for registration of transfer or for exchange (the "Registrar"),
(b) Securities may be presented for payment (the "Paying Agent") and (c) notices and demands to or upon the Company and any Guarantor in respect of the Securities, the Guarantees and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. Neither the Company nor any Affiliate thereof may act as Paying Agent.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture that shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fail to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to
Section 7.7.

                  The Company initially appoints the Trustee located at the address set forth in Section 12.2 as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities, the Guarantees and this Indenture.

                  SECTION 2.4.      Paying Agent To Hold Money in Trust.

                  Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.1(a)(i) or (ii), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.5.      Securityholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders of Securities. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities, if any.

                  SECTION 2.6.      Transfer and Exchange.

                  (a) When Securities are presented to the Registrar or a co-registrar with a request from the Holder of such Securities to register a transfer, the Registrar shall register the transfer as requested. Every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing.

                  At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at the office or agency maintained for such purpose pursuant to Section 2.3.

                  To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Securities evidencing such transfer or exchange at the Registrar's request.

                  SECTION 2.7.      Replacement Securities.

                  If a mutilated Security is surrendered to the Registrar or the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Security. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of each of the Company and the Trustee to protect the Company, the Trustee or any Paying Agent from any loss that any of them may suffer if such Security is replaced. The Company may charge such Holder for the Company's reasonable out-of-pocket expenses in replacing such Security and the Trustee may charge the Company for the Trustee's expenses in replacing such Security. Every replacement Security shall constitute an additional obligation of the Company.

                  SECTION 2.8.      Outstanding Securities.

                  Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections
8.1 and 8.2, on or after the date on which the conditions set forth in

Section 8.1 or 8.2 have been satisfied, those Securities theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.8 as not outstanding. Subject to Section 2.9, a Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

                  If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives an Officer's Certificate stating that the replaced Security is held by a bona fide purchaser in whose hands such Security is a legal, valid and binding obligation of the Company.

                  If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date, money sufficient to pay all accrued interest and principal with respect to such Securities payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.9.      Treasury Securities.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Securities owned by the Company, a Guarantor or an Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Securities that the Trustee actually knows are so owned shall be so disregarded.

                  SECTION 2.10.     Temporary Securities.

                  Until definitive Securities are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

                  SECTION 2.11.     Cancellation.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment or purchase. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation or purchase and return such Securities to the Company. The Company may not reissue or resell, or issue new Securities to replace, Securities that the Company has redeemed or paid or purchased, or that have been delivered to the Trustee for cancellation.

                  SECTION 2.12.     Defaulted Interest.

                  If the Company defaults on a payment of interest on the Securities, they shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders of Securities on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Holder of Securities a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

                  SECTION 2.13.     CUSIP Number.

                  The Company in issuing the Securities may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP number.

                  SECTION 2.14.     Deposit of Moneys.

                  On each Interest Payment Date and Maturity Date and on any Business Day immediately following any acceleration of the Securities pursuant to Section 6.2, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date or Business Day, as the case may be, in a timely manner that permits the Trustee to remit payment to the Holders on such Interest Payment Date, Maturity Date or Business Day, as the case may be.

                                   ARTICLE III

                                   REDEMPTION

                  SECTION 3.1.      Election To Redeem; Notices to Trustee.

                  If the Company elects to redeem Securities pursuant to Paragraph 6 or 7 of the Securities, they shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of Securities to be redeemed.

                  The Company shall give each notice provided for in this
Section 3.1 at least 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate of the Company stating that such redemption will comply with the conditions contained herein and in the Securities. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee.

                  SECTION 3.2.      Selection of Securities To Be Redeemed.

                  If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate; provided that any redemption pursuant to Paragraph 8 of the Securities shall be made on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository

Trust Company) based on the aggregate principal amount of Securities held by each Holder. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. The Trustee shall promptly notify the Company in writing of such Securities selected for redemption and, in the case of Securities selected for partial redemption, the principal amount to be redeemed. The Trustee may select for redemption portions of the principal amount of Securities that have denominations equal to or larger than $1,000 principal amount. Securities and portions of them the Trustee selects shall be in amounts of $1,000 principal amount or integral multiples thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

                  SECTION 3.3.      Notice of Redemption.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause the mailing of a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address. Notice of a redemption in connection with a Public Equity Offering shall be mailed within 60 days of the particular Public Equity Offering. A copy of such notice shall be mailed to the Trustee on the same day the notice is mailed to Holders of Securities.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (a) the Redemption Date;

                  (b) the paragraph of the Securities pursuant to which the Securities are being redeemed;

                  (c) the redemption price and the amount of accrued interest, if any, to be paid;

                  (d) the name and address of the Paying Agent;

                  (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price and accrued interest, if any;

                  (f) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such

         Securities is to receive payment of the redemption price upon surrender to the Paying Agent of the Securities redeemed;

                  (g) if any Security is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that, on or after the Redemption Date, upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Securityholder;

                  (h) if less than all of the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption; and

                  (i) the CUSIP number, if any, pursuant to Section 2.13.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                  SECTION 3.4.      Effect of Notice of Redemption.

                  Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders that would otherwise have been entitled thereto pursuant to this Indenture and the Securities.

                  SECTION 3.5.      Deposit of Redemption Price.

                  At least one Business Day prior to the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the redemption price of and accrued interest, if any, on all Securities or portions thereof to be redeemed on that date.

                  If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Company to deposit with the Paying Agent U.S. Legal Tender, the principal and accrued and unpaid interest, if any, thereon shall, until paid or duly provided for, bear interest as provided in Section 4.1 with respect to any payment default.

                  SECTION 3.6.      Securities Redeemed in Part.

                  Upon the surrender to the Paying Agent of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the principal amount of the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                    COVENANTS

                  SECTION 4.1.      Payment of Securities.

                  The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture.

                  An installment of principal or interest shall be considered paid on the date due if the Trustee or the Paying Agent holds on such date U.S. Legal Tender designated for and sufficient to pay such installment.

                  The Company shall pay cash interest on overdue principal and (to the extent permitted by law) on overdue installments of interest at the rate borne by the Securities. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  SECTION 4.2.      Maintenance of Office or Agency.

                  The Company shall maintain the office or agency required under
Section 2.3. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby initially designates the corporate trust office of the Trustee set forth in Section 12.2 as an agency of the Company with respect to the Securities in accordance with Section 2.3.

                  SECTION 4.3.      Corporate Existence.

                  Subject to Article V, the Company shall do or cause to be done, at their own cost and expense, all things necessary to, and will cause each Subsidiary to, preserve and keep in full force and effect the corporate existence and rights (charter and statutory), licenses and/or franchises of the Company and each Subsidiary; provided that the Company or any Subsidiaries shall be required to preserve any such rights, licenses or franchises if such rights, licenses or franchises will be replaced or if the Board of the Company shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, and the loss thereof is not adverse in any material respect to the Holders; provided, further, that any Subsidiary may be wound up and liquidated into the Company or any other Subsidiary.

                  SECTION 4.4.      Payment of Taxes and Other Claims.

                  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon their or their Subsidiaries' income, profits or property and (b) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or a Subsidiary; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts any reserves required in accordance with GAAP have been made.

                  SECTION 4.5. Maintenance of Properties; Insurance; Books and Records; Compliance with Law.

                  (a) The Company shall, and shall cause each of the Subsidiaries to, at all times cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto.

                  (b) The Company shall, and shall cause each of its Subsidiaries to, maintain insurance (which may include self-insurance) in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations.

                  (c) The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all of its financial transactions and the assets and business, in accordance with GAAP consistently applied.

                  (d) The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or financial condition of the Company and its Subsidiaries, taken as a whole.

                  SECTION 4.6.      Compliance Certificates.

                  (a) The Company shall deliver to the Trustee, within 45 days after the end of each of the first three quarters of the Company's fiscal year, and within 90 days after the end of such fiscal year, an Officers' Certificate stating (i) that a review of the activities of the Company during the preceding fiscal quarter or year, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and (ii) that, to the best knowledge of each Officer signing such certificate, the Company has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, conditions and covenants hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officers may have knowledge, their status and what action the Company is taking or proposes to take with respect thereto).

                  (b) The annual financial statements delivered pursuant to
Section 4.7 shall be accompanied by a written statement of the Company's independent public accountants that in making the examination necessary for certification of such annual financial statements nothing as to which such accountants have professional competence has come to their attention that would lead them to believe that the Company has violated any provisions of this Indenture as to which such accountants have professional competence, or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly after any Officer of the Company becomes aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 4.7.      Reports.

                  Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the Commission and provide, within 15 days after such filing, the Trustee and Holders of Securities and prospective holders of Securities (upon request) with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act. In the event that the Company is not permitted to file such reports, documents and information with the Commission, the Company will provide substantially similar information to the Trustee, the Holders of Securities and the prospective holders of Securities (upon request) as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The Company also will comply with the other provisions of TIA
Section 314(a).

                  SECTION 4.8.      Limitation on Additional Indebtedness.

                  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness), except for Permitted Indebtedness; provided that (i) the Company will be permitted to incur Indebtedness (including Acquired Indebtedness) and (ii) a Subsidiary of the Company will be permitted to incur Acquired Indebtedness, if, in either case, after giving pro forma effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Company's Leverage Ratio is less than (x) 6.50 to 1.00 if such Indebtedness is incurred on or prior to August 15, 2000, (y) 6.25 to 1.00 if such Indebtedness is incurred after August 15, 2000 and on or prior to August 15, 2002 and (z) 6.00 to 1.00 if such Indebtedness is incurred thereafter. Notwithstanding the foregoing, a Guarantor will be permitted to guarantee any Indebtedness of the Company incurred pursuant to clause (i) of the proviso of the immediately preceding sentence.

                  SECTION 4.9.      Limitation on Restricted Payments.

                  The Company will not make, and will not permit any of its Subsidiaries to make, directly or indirectly, any Restricted Payment, unless:

                  (a) no Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

                  (b) immediately after giving pro forma effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.8; and

                  (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (1) the difference between (x) the Cumulative EBITDA and (y) 1.4 times the Cumulative Consolidated Interest Expense, plus (2) the aggregate net cash proceeds received by the Company either (x) as capital contributions in the form of common equity to the Company after the Issue Date or (y) from the issuance or sale of Capital Stock (excluding proceeds from Disqualified Capital Stock and excluding the proceeds to the Company from the Common

         Stock Offering, but including Capital Stock issued upon the conversion of convertible Indebtedness, in exchange for outstanding Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Capital Stock)) of the Company to any person (other than to a Subsidiary of the Company) after the Issue Date, plus (3) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment. For purposes of the preceding subclause (2)(y), upon the issuance of Capital Stock either from the conversion of convertible Indebtedness or exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights, the amount counted as net cash proceeds received will be the cash amount received by the Company at the original issuance of the Indebtedness that is so converted or exchanged or from the issuance of options, warrants or rights, as the case may be, plus the incremental amount of cash received by the Company, if any, upon the conversion, exchange or exercise thereof For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

                  The provisions of this Section 4.9 shall not prohibit (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture, (ii) the retirement of any shares of Capital Stock of the Company or Subordinated Indebtedness by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of, the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock), (iii) the redemption or retirement of Subordinated Indebtedness (other than Disqualified Capital Stock) of the Company (including any related guarantees) in exchange for, by conversion into, or out of the net cash proceeds of, a substantially concurrent sale or incurrence of Subordinated Indebtedness (other than any Indebtedness owed to a Subsidiary of the Company) of the Company (including any related guarantees) that is contractually subordinated in right of payment to the Notes to at least the same extent as the subordinated Indebtedness being redeemed or retired,

(iv) the purchase, redemption or other acquisition for value of shares of Capital Stock of the Company (other than Disqualified Capital Stock) or options on such shares held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) upon the death, disability, retirement or termination of employment of such current or former officers or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of Capital Stock or options were issued or pursuant to a severance, buy-sell or right of first refusal agreement with such current or former officer or employee; provided that the aggregate cash consideration paid, or distributions made, pursuant to this clause (iv) do not in any one fiscal year exceed $1,000,000, (v) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with Section 4.13 or (vi) any other Investments constituting Restricted Payments made after the Issue Date in an aggregate amount not in excess of $10,000,000; provided, however, that in the case of clauses (iii), (iv), (v) and (vi), no Default shall have occurred or be continuing at the time of such payment or as a result thereof. In determining the amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (c) of the first paragraph above, amounts expended pursuant to clauses
(i), (ii), (iv), (v) and (vi) shall be included in such calculation.

                  Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.9 were computed, which calculations may be based upon the Company's latest available financial statements, and that no Default exists and is continuing and no Default will occur immediately after giving effect to any Restricted Payments.

                  SECTION 4.10.     Limitation on Liens.

                  The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, upon any of its property or assets, whether now owned or acquired after the Issue Date, or any proceeds therefrom, that secure either (i) Subordinated Indebtedness unless the Securities and the Guarantees, as applicable, are secured by a Lien on such property, assets or proceeds that is senior in priority to the Liens securing such Subordinated Indebtedness or (ii) Indebtedness that is pari passu with the

Securities unless the Securities and the Guarantees, as applicable, are equally and ratably secured with the Liens securing such Indebtedness.

                  SECTION 4.11.     Limitation on Guarantees of Certain
                                    Indebtedness.

                  The Company will not permit any of its Subsidiaries (other than the Guarantors) to (a) guarantee any Indebtedness of the Company (other than Indebtedness incurred under clause (vii) of Permitted Indebtedness) or (b) pledge any intercompany notes representing obligations of any of its Subsidiaries (other than the Guarantors) to secure the payment of any Indebtedness of the Company (other than Indebtedness incurred under clause (vii) of Permitted Indebtedness), in each case unless such Subsidiary, the Company, the other Guarantors and the Trustee execute and deliver a supplemental indenture evidencing such Subsidiary's Guarantee under this Indenture. Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture.

                  SECTION 4.12. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

                  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any of its Subsidiaries to (a) pay dividends or make any other distributions to the Company or any of its Subsidiaries on its Capital Stock,
(b) pay any Indebtedness owed to the Company or any of its Subsidiaries, (c) make loans or advances to the Company or any Subsidiary, (d) transfer any of its properties or assets to the Company or any Subsidiary, (e) grant liens or security interests on the assets of the Company or any of its Subsidiaries in favor of the holders of the Notes or (f) guarantee the Notes or any renewals or refinancings thereof, except for (i) such encumbrances or restrictions arising by reason of Acquired Indebtedness of any of the Company's Subsidiaries existing at the time such Person became a Subsidiary of the Company; provided that such encumbrances or restrictions were not created in anticipation of such Person becoming a Subsidiary and are not applicable to the Company or any of its other Subsidiaries, (ii) such encumbrances or restrictions arising under Refinancing Indebtedness; provided that the terms and conditions of any such restrictions are no less favorable to the holders of Notes than those under the Indebtedness being refinanced,

(iii) customary provisions restricting the assignment of any contract or interest of the Company or any of its Subsidiaries, (iv) restrictions under the New Credit Facility no more restrictive than those in effect on the Issue Date and (v) restrictions contained in this Indenture or any other indenture governing debt securities that is no more restrictive than restrictions contained in this Indenture.

                  SECTION 4.13.     Asset Sales.

                  (a) The Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company or such Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Company's board of directors, and evidenced by a board resolution); (ii) not less than 75% of the consideration received by the Company or such Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the Company or such Subsidiary will not be required to comply with this clause (ii) with respect to a Permitted Asset Swap; and
(iii) the Asset Sale Proceeds received by the Company or such Subsidiary are applied (A) first, to the extent the Company elects, or is required, to prepay, repay or purchase debt under any then existing Senior Indebtedness of the Company or any Guarantor Senior Indebtedness of any Guarantor that is a Subsidiary of the Company within 180 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid; (B) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) used or useful in businesses similar or ancillary to the business of the Company and its Subsidiaries as conducted at the time of such Asset Sale, provided that such investment occurs and such Asset Sale Proceeds are so applied within 270 days following the receipt of such Asset Sale Proceeds (the "Reinvestment Date"); and (C) third, (1) to the repayment of an amount of Other Pari Passu Debt not exceeding the Other Pari Passu Debt Pro Rata Share (provided that any such repayment shall result in permanent reduction of any commitment in respect thereof in an amount equal to the principal amount so repaid) and (2) if on the Reinvestment Date with respect to any Asset Sale the Excess Proceeds exceed $10.0 million, the Company shall apply an amount equal to such Excess Proceeds to an offer to repurchase the Securities (an "Excess Proceeds Offer"), at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (the "Excess Proceeds Date"). If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Excess Proceeds not required to repurchase Securities.

                  (b) Not less than 30 nor more than 60 days before the Excess Proceeds Payment Date, the Company shall send, by first class mail, a notice to each Holder of Securities, with a copy to the Trustee and the Paying Agent. The notice, which shall govern the terms of the Excess Proceeds Offer, shall include such disclosures as are required by law and shall state:

                  (i) that the Excess Proceeds Offer is being made pursuant to this Section 4.13;

                  (ii) the purchase price (including the amount of accrued interest, if any) to be paid for Securities purchased pursuant to the Asset Sale Offer and the Excess Proceeds Date;

                  (iii) that any Security not tendered for payment will continue to accrue interest in accordance with the terms thereof;

                  (iv) that, unless the Company defaults on making the payment, any Security accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Payment Date;

                  (v) that Holders accepting the offer to have their Securities purchased pursuant to the Excess Proceeds Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to the close of business on the Excess Proceeds Payment Date;

                  (vi) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the second Business Day prior to the Excess Proceeds Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased;

                  (vii) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each such new Security issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

                  (viii) any other procedures that a Holder must follow to accept an Excess Proceeds Offer or effect withdrawal of such acceptance; and

                  (ix) the name and address of the Paying Agent.

                  On the Excess Proceeds Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Asset Sale Offer in accordance with this Section 4.13, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price, plus accrued interest, if any, of all Securities to be purchased in accordance with this
Section 4.13 and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to and accepted for payment by the Company.

                  For purposes of this Section 4.13, the Trustee shall act as the Paying Agent. The Paying Agent shall promptly (but in any case no later than 10 calendar days after the Excess Proceeds Payment Date) mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price for such Securities, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such Holders, a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided that each such new Security shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. The Company will send to the Trustee and the Holders of Securities on or as soon as practicable after the Excess Proceeds Payment Date a notice setting forth the results of the Excess Proceeds Offer. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

                  In connection with the purchase of Securities pursuant to an Excess Proceeds Offer, the Company shall comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable Federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the Securities are listed.

                  SECTION 4.14.     Limitation on Transactions with Affiliates.

                  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate or holder of 10% or more of the Common Stock of the Company or any Affiliate (each of the foregoing, an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is between or among the Company and/or Wholly Owned Subsidiaries or (ii) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms that could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $1.0 million that is not permitted under clause
(i) above, the Company must obtain a resolution of the board of directors approved by a majority of the members of the board of directors (and a majority of the independent directors) of the Company certifying that such Affiliate Transaction complies with clause (ii) above. In transactions with a value in excess of $5.0 million that are not permitted under clause (i) above, the Company must obtain a written opinion as to the fairness of such a transaction to the Company or its Subsidiary from an independent investment banking firm of nationally recognized standing.

                  The foregoing provisions will not apply to (i) any dividend that is not prohibited by the provisions described in Section 4.9 contained herein, (ii) any transaction, approved by the board of directors of the Company, with an officer or director of the Company or of any Subsidiary of the Company in his or her capacity as officer or director entered into in the ordinary course of business, including compensation and employee benefit arrangements with any officer or director of the Company or of any of its Subsidiaries that are customary for public companies in the outdoor advertising industry or (iii) transactions with The Chase Manhattan Bank or any of its

Affiliates in the ordinary course of providing banking, financial advisory, securities or other financial services.

                  SECTION 4.15.     Change of Control.

                  (a) Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall notify the holders of the Securities, in the manner prescribed by this Indenture, of such occurrence and shall make an offer to purchase (a "Change of Control Offer"), on a Business Day (the "Change of Control Payment Date") not later than 30 days following the Change of Control Date, all Securities then outstanding at a purchase price equal to 101% of the principal amount of the Securities, plus accrued and unpaid interest, if any, thereon to the Change of Control Payment Date. The Change of Control Offer shall remain open for at least 20 Business Days or such longer period as may be required by law and until the close of business on the Change of Control Payment Date. The Company's obligations under this Section 4.15 may be satisfied if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

                  (b) Not less than 30 days nor more than 60 days before the Change of Control Payment Date, the Company shall send, by first class mail, a notice to each Holder of Securities, with a copy to the Trustee and the Paying Agent. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

                  (i) that a Change of Control Offer is being made pursuant to this Section 4.15 and that all Securities tendered will be accepted for payment;

                  (ii) the purchase price (including the amount of accrued interest, if any) for each Security and the Change of Control Payment Date;

                  (iii) that any Security not tendered for payment will continue to accrue interest in accordance with the terms thereof;

                  (iv) that, unless the Company defaults on making the payment, any Security accepted for payment pursuant to the

         Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (v) that Holders accepting the offer to have their Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

                  (vi) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased;

                  (vii) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, provided that each Security purchased and each such new Security issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

                  (viii) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

                  (ix) the name and address of the Paying Agent.

                  On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate of the Company setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly (but in any case no later than 10 calendar days after the Change of Control Payment Date) mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price for such Securities, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such Holders, a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided that each such new Security shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. The Company will send to the Trustee and the Holders of Securities on or as soon as practicable after the Change of Control Payment Date a notice setting forth the results of the Change of Control Offer. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

                  For purposes of this Section 4.15, the Trustee shall act as Paying Agent.

                  In connection with the purchase of Securities pursuant to a Change of Control Offer, the Company shall comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14(e)-1 under the Exchange Act, and any other applicable Federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the Securities are listed.

                  SECTION 4.16. Limitation on Issuance and Sales of Preferred Stock by Subsidiaries.

                  The Company (i) will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or a Wholly Owned Subsidiary) and (ii) will not permit any person (other than the Company or a Wholly Owned Subsidiary) to own any Preferred Stock of any Subsidiary.

                  SECTION 4.17. Limitation on Activities of the Company and Its Subsidiaries.

                  The Company will not, and will not permit any of its Subsidiaries to, engage in any business other than the business of outdoor advertising or a substantially similar or related business.

                  SECTION 4.18.     Limitation on Other Senior Subordinated
                                    Debt.

                  The Company will not, and will not permit any of the Guarantors to, directly or indirectly, incur, contingently or otherwise, any Indebtedness (other than the Securities and the Guarantees, as the case may be) that is both (i) subordinate in right of payment to any Indebtedness of the Company or any Guarantor, as the case may be, and (ii) senior in right of payment to the Securities or any of the Guarantees, as the case may be. In addition, the Company will not permit any of the Guarantors to, directly or indirectly, incur, contingently or otherwise, any guarantee on a senior basis any Indebtedness of the Company that is subordinate in right of payment to any other Indebtedness of the Company.

                  SECTION 4.19.     Waiver of Stay, Extension or Usury Laws.

                  The Company covenants, and each Guarantor shall be deemed to covenant (to the extent permitted by law), that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or such Guarantor, as the case may be, from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent permitted by law) the Company hereby expressly waives and each Guarantor shall be deemed to expressly waive, all benefit or advantage of any such law, and covenants, and each Guarantor shall be deemed to covenant, that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 4.20.     Further Instruments and Acts.

                  Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                    ARTICLE V

                              SUCCESSOR CORPORATION

                  SECTION 5.1.      Consolidation, Merger, Sale of Assets, Etc.

                  The Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and the Company will not permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons, unless:

                    (i) either (a) (1) if the transaction or transactions is a merger or consolidation involving the Company, the Company shall be the surviving Person of such merger or consolidation, or (2) if the transaction or transactions is a merger or consolidation involving a Subsidiary of the Company, such Subsidiary shall be the surviving Person of such merger or consolidation and such surviving Person shall be a Subsidiary of the Company, or (b) (1) the Person formed by any such consolidation or into which the Company or such Subsidiary is merged or to which the properties and assets of the Company and/or such Subsidiary, as the case may be, are transferred (any such surviving Person or transferee Person being a "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (2)(A) in the case of a transaction involving the Company, the Surviving Entity shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture, and, in each case, this Indenture shall remain in full force and effect, or (B) in the case of a transaction involving a Subsidiary that is a Guarantor, the Surviving Entity shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary under its Guarantee and related supplemental indenture, and, in each case, such Guarantee and supplemental indenture shall remain in full force and effect;

                   (ii) immediately after giving effect to such related transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Company or the Surviving Entity, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the proviso in
         Section 4.8; and

                   (iv) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof comply with the requirements of this Indenture.

                  Each Guarantor, unless it is the other party to the transaction or unless its Guarantee will be released and discharged in accordance with its terms as a result of the transaction, will be required to confirm, by supplemental indenture, that its Guarantee will continue to apply to the obligations of the Company or the Surviving Entity under this Indenture.

                  SECTION 5.2.      Successor Entity Substituted.

                  Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company or any Subsidiary of the Company, as the case may be, is not the continuing corporation, the successor corporation formed by such a consolidation or into which the Company or such Subsidiary is merged or to which such transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Subsidiary, as the case may be, under this Indenture with the same effect as if such successor corporation had been named as the Company or such Subsidiary herein; and thereafter, except in the case of (i) a lease or (ii) any sale, assignment, conveyance, transfer, lease or other disposition to a Subsidiary of the Company, the Company or such Guarantor, as the case may be, shall be discharged from all obligations and covenants under this Indenture and the Securities; provided that, solely for purposes of computing Cumulative EBITDA for purposes of Section 4.9, the Cumulative EBITDA of any Persons other than the Company and its Subsidiaries shall only be included for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

                  SECTION 5.3.      Status of Subsidiaries.

                  For all purposes of this Indenture and the Securities (including the provisions of this Article V and Sections 4.8, 4.9 and 4.10), Subsidiaries of any Surviving Entity will, upon such transaction or series of related transactions, become Subsidiaries of the Company and all Indebtedness, and all Liens on property or assets, of the Company and the Subsidiaries in existence immediately prior to such transaction or series of related transactions will be deemed to have been incurred upon such transaction or series of related transactions.

                                   ARTICLE VI

                              DEFAULT AND REMEDIES

                  SECTION 6.1.      Events of Default.

                  (a) An "Event of Default" occurs if:

                  (i) there is a default in the payment of the principal of or premium, if any, when due or payable, on any of the Securities; or

                  (ii) there is a default in the payment of an installment of interest on the Securities when due and payable for 30 days; or

                  (iii) the Company or any Guarantor fails to comply with any of its obligations described in Section 4.13 or 5.1; or

                  (iv) the Company or any Guarantor fails to perform or observe any other term, covenant or agreement contained in the Securities, the Guarantees or this Indenture (other than those specified in clause (i), (ii) or (iii) above) for a period of 30 days after written notice of such failure requiring the Company to remedy the same shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% in aggregate principal amount of the Securities then outstanding; or

                  (v) default or defaults under any agreement, indenture or instrument under which the Company or any Subsidiary of the Company then has outstanding Indebtedness in excess of $10.0 million in the aggregate, and either (a) such Indebtedness is already due and payable in full by its terms or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

                  (vi) any Guarantee ceases to be in full force and effect or is declared null and void or a Guarantor denies that it has any further liability under its Guarantee or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with Section 4.11); or

                  (vii) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $10.0 million, either individually or in the aggregate, shall be entered against the Company or any of its Subsidiaries or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 days during which a stay of enforcement of such judgment, order or decree, by reason of pending appeal or otherwise, will not be in effect; or

                  (viii) the Company or any Significant Subsidiary (a) admits in writing its inability to pay its debts generally as they become due,
         (b) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (c) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (d) consents to the appointment of a Custodian (as defined below) of it or for substantially all of its property, (e) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (f) makes a general assignment for the benefit of its creditors or (g) takes any corporate action to authorize or effect any of the foregoing; or

                  (ix) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (a) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant Subsidiary, (b) appoint a Custodian of the Company or any Significant Subsidiary or for substantially all of any of their property or (c) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

                  (b) For purposes of this Article VI, the term "Custodian" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, whether under any Bankruptcy Law or otherwise.

                  SECTION 6.2.      Acceleration.

                  If an Event of Default (other than an Event of Default specified in Section 6.1(a)(viii) or (ix) with respect to the Company) occurs and is continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding may declare to be immediately due and payable the Default Amount, provided, however, that so long as the New Credit Facility shall be in effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default specified in Section 6.1(a)(viii) with respect to the Company), any such acceleration shall not be effective until the earlier of (x) five Business Days following delivery of a notice of acceleration specifying the respective Event of Default and stating that it is a "notice of acceleration" to the agent bank under the New Credit Facility (but only if such Event of Default is then continuing) and (y) the acceleration of any indebtedness under the New Credit Facility. If an Event of Default specified in Section 6.1(a)(viii) or (ix) occurs and is continuing with respect to the Company, then the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Securities may rescind or annul such declaration of acceleration if all Events of Default have been cured or waived, other than the non-payment of the Default Amount and any accrued interest on the Securities that has become due solely as a result of such acceleration and if the rescission of acceleration would not conflict with any judgment or decree. No such rescission shall affect any subsequent default or impair any right consequent thereto. After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may rescind such declaration if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (a) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (b) all overdue interest on all Securities, (c) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and (d) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; and (ii) all Defaults, other than the non-payment of principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.

                  SECTION 6.3.      Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities, or to enforce the performance of any provision of the Securities, this Indenture or any Guarantee.

                  All rights of action and claims under this Indenture, or the Securities or any Guarantee may be enforced by the Trustee even if the Trustee does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                  SECTION 6.4.      Waiver of Past Default.

                  Subject to Sections 6.7 and 9.2, the Holders of, in the aggregate, a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default specified in Section 6.1(a)(i) or
(ii) or in respect of any provision hereof that cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.2. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist.

                  SECTION 6.5.      Control by Majority.

                  The Holders of at least a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it; provided that the Trustee may refuse to follow any direction that (i) conflicts with law or this Indenture, (ii) the Trustee determines may be unduly prejudicial to the rights of another Securityholder or
(iii) the Trustee determines may involve the Trustee in personal liability; and provided, further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.6.      Limitation on Suits.

                  A Securityholder may not pursue any remedy with respect to this Indenture, the Securities or any Guarantee unless:

                  (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

                  (c) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request.

                  The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of the Default Amount, principal of or accrued interest on the

Securities on or after the respective due dates set forth or provided for in the Securities.

                  A Securityholder may not use this Indenture to obtain a preference or priority over any other Securityholder.

                  SECTION 6.7.      Rights of Holders To Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Default Amount, principal of and interest on a Security, on or after the respective due dates expressed or provided for in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.8.      Collection Suit by Trustee.

                  If an Event of Default specified in Section 6.1(a)(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the interest rate borne by the Securities and the amounts provided for in Section 7.07 (including, without limitation, such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel).

                  SECTION 6.9.      Trustee May File Proofs of Claim.

                  The Trustee shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.07) and the Securityholders allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Securities), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

                  SECTION 6.10.     Priorities.

                  If the Trustee collects any money pursuant to this Article VI, it shall pay out such money in the following order:

                  First: to the Trustee for amounts due under Section 7.7;

                  Second: to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

                  Third: to Holders for principal amounts owing under the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and

                  Fourth: to the Company or any Guarantor, as their respective interests may appear.

                  The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

                  SECTION 6.11.     Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

                                   ARTICLE VII

                                     TRUSTEE

                  SECTION 7.1.      Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (i) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                  (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.1.

                  (f) The Trustee may refuse to perform any duty or exercise any right or power unless it is provided adequate funds to enable it to do so and it receives indemnity satisfactory to it in its sole discretion against any loss, liability, fee or expense.

                  SECTION 7.2.      Rights of Trustee.

                  Subject to TIA Sections 315(a)-(d) and except as provided in
Section 7.1:

                  (a) The Trustee may rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice, to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (b) Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officers' Certificate from the Company or an Opinion of Counsel from the Company, that shall conform to the provisions of Section 11.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than the negligence or willful misconduct of an agent who is an employee of the Trustee) appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers; provided, however, that the foregoing shall apply only if the Trustee's conduct does not constitute negligence or bad faith.

                  (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  SECTION 7.3.      Individual Rights of Trustee.

                  The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

                  SECTION 7.4.      Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities or any Guarantee, it shall not be accountable for the Company's use of the proceeds from the issuance of the Securities and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.5.      Notice of Defaults.

                  If a Default or an Event of Default with respect to the Securities occurs and is continuing and is known to a Trust Officer of the Trustee, the Trustee shall mail notice of the Default or Event of Default within 30 days after a Trust Officer of the Trustee acquires knowledge of the occurrence thereof to all Holders as their names and addresses appear on the Register, unless such Default shall have been cured or waived before the mailing of such notice. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice to the Securityholders if a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders. The Trustee shall not be charged with knowledge of any Event of Default described in Section 6.01(a)(iii)-6.01(a)(ix) unless a Trust Officer shall have actual knowledge of such Event of Default.

                  SECTION 7.6.      Reports by Trustee to Holders.

                  To the extent required by TIA Section 313(a), within 60 days after [April 1] of each year commencing with 1998 and for as long as there are Securities outstanding hereunder, the Trustee shall mail to each Securityholder the Trustee's brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b) and TIA Section 313(c) and (d). A copy of such report at the time of its mailing to Securityholders shall be filed with the Commission, if required, and each stock exchange, if any, on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.7.      Compensation and Indemnity.

                  The Company shall pay to the Trustee, the Paying Agent and the Registrar from time to time such compensation as shall be agreed to in writing from time to time by the Trustee and the Company for their respective services rendered hereunder. The Trustee's, the Paying Agent's and the Registrar's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee, the Paying Agent and the Registrar upon request for all reasonable out-of-pocket disbursements, expenses and advances (including reasonable fees and expenses of counsel and costs of collection) incurred or made by each of them in addition to the compensation for their respective services. Such expenses shall include the reasonable compensation, out-of-pocket disbursements and expenses of the Trustee's, the Paying Agent's and the Registrar's agents and counsel.

                  The Company shall indemnify each of the Trustee, any predecessor Trustee, the Paying Agent, the Registrar, and each of their officers, directors and employees (each in their respective capacities) for, and hold each of them harmless against, any claim, demand, expense (including but not limited to their respective reasonable attorneys' fees and expenses), loss or liability, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by each of them arising out of or in connection with the administration of this Indenture and their respective duties hereunder or thereunder. Each of the Trustee, the Paying Agent and the Registrar shall notify the Company promptly of any claim asserted against it for which it may seek indemnity. However, failure by the Trustee, the Paying Agent or the Registrar to so notify the Company shall not relieve the Company or any Subsidiary Guarantor of their obligations hereunder. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee, the Paying Agent or the Registrar through the Trustee's, the Paying Agent's or the Registrar's, as the case may be, own willful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section
7.7 and in Section 6.9 (insofar as the Trustee is concerned), each of the Trustee, the Paying Agent and the Registrar shall have a lien prior to the Securities on all money or property held or collected by it, in its capacity as Trustee, Paying Agent or Registrar, as the case may be, except money or property held in trust to pay principal of or interest on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture or any other termination under the Bankruptcy Law.

                  Subject to any other rights available to the Trustee, the Registrar and the Paying Agent under any Bankruptcy Law, when any of the Trustee, the Paying Agent and the Registrar incurs expenses or renders services after an Event of Default specified in Section 6.1(a)(ix) or (x) with respect to the Company occurs, the parties hereto and the Securityholders, by acceptance of the Securities, hereby agree that the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  The provisions of this Section 7.7 shall survive the termination of this Indenture.

                  SECTION 7.8.      Replacement of Trustee.

                  The Trustee may resign at any time by so notifying the Company in writing, such resignation to be effective upon the appointment of a successor Trustee. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Company's consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10;

                  (b) the Trustee is adjudged a bankrupt or an insolvent;

                  (c) a receiver or other public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the

Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided in Section 7.7), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 25% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.9.      Successor Trustee by Merger, Etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee provided such corporation shall be otherwise qualified and eligible under this Article VII.

                  SECTION 7.10.     Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b) subject to its rights to apply for a stay of its duty to resign under the penultimate paragraph of TIA Section 310(b). The provisions of TIA Section 310 shall refer to the Company and any Guarantor as obligors in respect of the Securities.

                  SECTION 7.11. Preferential Collection of Claims Against the Company.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall refer to the Company and any Guarantor, if applicable, as obligors in respect of the Securities.

                  SECTION 7.12.     Money Held in Trust.

                  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

                  SECTION 7.13.     Preferred Collection of Claims.

                  If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor).

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

                  SECTION 8.1.      Satisfaction and Discharge.

                  This Indenture will upon request of the Company cease to be of further effect (except as to certain provisions governing registration of transfer or exchange of the Securities and payments thereon when

                  (A) either (1) all Securities theretofore authenticated and delivered (other than (i) Securities that have been destroyed, lost or stolen and that have been replaced or paid and (ii) Securities for whose payment (x) cash in United States dollars or (y) U.S. Government Obligations maturing as to principal, premium, if any, and interest in such amounts of money and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of and interest on the outstanding Securities not later than one day before the past due date of any payment, have theretofore been deposited in trust with the Trustee or any Paying Agent) have been delivered to the Trustee for cancellation, or (2) all such Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their stated maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (2)(i), (2)(ii) or
         (2)(iii) above, has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or the stated maturity or Redemption Date, as the case may be, together with instructions from the Company irrevocably directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

                  (B) the Company has paid or caused to be paid all other sums then due and payable hereunder by the Company; and

                  (C) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel that, taken together, state that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

                  SECTION 8.2.      Legal Defeasance and Covenant Defeasance.

                  (a) The Company may, at its option and at any time, terminate its obligations with respect to the outstanding Securities and elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

                  (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the then outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, except for the following that shall survive until otherwise terminated or discharged hereunder:
(i) the rights of Holders of outstanding Securities to receive payment in respect of the principal of, premium, if any, and interest on such Securities when such payments are due (but without being subject to the subordination provisions of the Indenture), (ii) the Company's obligations with respect to such Securities under Sections 2.2, 2.3, 2.6, 2.7, 2.8, 4.1, 4.2 and 4.19, and, with respect to the Trustee, under Sections 7.7 and 7.8, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this
Section 8.2 and Sections 8.3, 8.4 and 8.5. Subject to compliance with this
Section 8.2, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

                  (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article V and in Sections 4.4 through 4.18 (except for obligations mandated by the TIA) with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities and each Guarantee, if any, shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company and any Guarantor, if any, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 6.1(a)(iii) or 6.1(a)(iv), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

                  (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

                    (i) the Company must irrevocably deposit with the Trustee, in trust (the "Defeasance Trust"), for the benefit of the holders of the Securities, cash in United States Dollars, direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States is pledged ("U.S. Government Obligations"), or a combination thereof, in such amounts as will be sufficient to pay the principal of and interest on the outstanding Securities to redemption or maturity (except lost, stolen or destroyed Securities that have been replaced or paid);

                   (ii) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred (in the case of legal defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax laws);

                  (iii) no Default under this Indenture shall have occurred and be continuing on the date of such deposit or at any time during the 90-day period following such date;

                   (iv) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest under this Indenture or the TIA with respect to any securities of the Company;

                    (v) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company or any of their Subsidiaries is a party or by which it is bound; and

                   (vi) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel that, taken together, state that all conditions precedent under this Indenture to either legal defeasance or covenant defeasance, as the case may be, have been complied with and that no violations under agreements governing any other outstanding Indebtedness would result therefrom.

                  (e) All United States Dollars and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders of the outstanding Securities.

                  Anything in this Section 8.2 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

                  SECTION 8.3.      Application of Trust Money.

                  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 8.1 and 8.2, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities.

                  SECTION 8.4.      Repayment to the Company or a Guarantor.

                  Subject to Sections 7.7, 8.1 and 8.2, the Trustee and the Paying Agent shall promptly pay to the Company, or if deposited with the Trustee by any Guarantor, to such Guarantor upon receipt by the Trustee and the Paying Agent of Officers' Certificates stating the amount to which each of the Company or such Guarantor, as the case may be, is entitled, any excess money, determined in accordance with Section 8.2(e), held by it at any time. The Trustee and the Paying Agent shall pay to the Company or such Guarantor, as the case may be, upon receipt by the Trustee or the Paying Agent, as the case may be, of Officers' Certificates stating the amount to which the Company or such Guarantor, as the case may be, is entitled, any money held by it for the payment of principal or interest that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company, mail by first-class mail to each Holder of Securities entitled to such money at such Holder's address as set forth on the Register notice that such money remains unclaimed and that after a date specified therein, which shall be at least one year from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company or such Guarantor, as the case may be. After payment to the Company or such Guarantor, as the case may be, Securityholders entitled to money must look solely to the Company and such Guarantor for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

                  SECTION 8.5.      Reinstatement.

                  With respect to the circumstances referred to in Section 8.1 and 8.2, if the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's and any Guarantor's (if any) obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, that if the Company or any such Guarantor has made any payment of principal of or interest on any Securities because of the reinstatement of its obligations, the Company or any such Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  SECTION 9.1.      Without Consent of Holders.

                  The Company, the Guarantors and the Trustee may amend, waive or supplement this Indenture and the Securities without notice to or consent of any Securityholder:

                  (a) to cure any ambiguity, defect or inconsistency, provided that such amendment or supplement does not adversely affect the rights of any Holder;

                  (b) to provide for uncertificated Securities in addition to certificated Securities;

                  (c) to make any change that does not adversely affect the rights of any Holder.

                  SECTION 9.2.      With Consent of Holders.

                  Subject to Section 6.7 and the provisions of this Section 9.2, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities in any respect with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding. Subject to Section 6.7 and the provisions of this
Section 9.2, the Holders of, in the aggregate, at least a majority in aggregate principal amount of the outstanding Securities affected may waive compliance by the Company or any Guarantor with any provision of this Indenture, the Securities or any Guarantee, as the case may be, without notice to any other Securityholder.

                  Notwithstanding the foregoing, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may not:

                  (i) reduce the amount of Securities whose holders must consent to an amendment, supplement or waiver to this Indenture or the Securities,

                  (ii) reduce the rate of or change the time for payment of interest on any Security,

                  (iii) reduce the principal of or premium on or change the stated maturity of any Security,

                  (iv) make any Security payable in money other than that stated in the Securities or change of place of payment from Charlotte, North Carolina,

                  (v) change the amount or time of any payment required by the Securities or reduce the premium payable upon any redemption of Securities, or change the time before which no such redemption may be made,

                  (vi) waive a default on the payment of the principal of, interest on or redemption payment with respect to any Security,

                  (vii) following the occurrence of a Change of Control or an Asset Sale, amend, alter, change or modify the obligation of the Company to make and consummate a Change of Control Offer or make and consummate an Excess Proceeds Offer or waive any Default in the performance of any such offer to the extent relating to such Change of Control or Asset Sale or modify any of the provisions or definitions with respect to any such offer or

                  (viii) take any other action otherwise prohibited by this Indenture to be taken without the consent of each Holder affected thereby.

                  It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or waiver.

                  Promptly after the execution by the Company and any Guarantors and the Trustee of any supplemental indenture pursuant to the provisions of this
Section 9.2, the Trustee shall give notice thereof, at the expense of the Company, to the Holders of then outstanding Securities, by mailing a notice thereof by first-class mail to such Holders at their addresses as they shall appear on the books of the Registrar, and such notice shall set forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                  SECTION 9.3.      Compliance with Trust Indenture Act.

                  Every amendment to or supplement of this Indenture or the Securities or any Guarantee shall comply with the TIA as then in effect.

                  SECTION 9.4.      Revocation and Effect of Amendments and
                                    Consents.

                  Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Any such Holder or subsequent Holder, however, may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Securityholder under TIA
Section 316(b).

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those Persons who were Holders of Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders of Securities after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder (and every subsequent Securityholder), unless it makes a change described in any of clauses (a) through (j) of Section 9.2; if it makes such a change, the amendment, supplement or waiver shall bind every Holder consenting thereto and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

                  SECTION 9.5.      Notation on or Exchange of Securities.

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee shall (in accordance with the specific direction of the Company) request the Holder of the Security to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

                  SECTION 9.6.      Trustee To Sign Amendments, Etc.

                  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or waiver the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment or waiver is authorized or permitted by this Indenture and complies with the provisions hereof (including Section 9.3).

                                    ARTICLE X

                           SUBORDINATION OF SECURITIES

                  SECTION 10.1.     Securities Subordinate to Senior
                                    Indebtedness.

                  The Company covenants and agrees, and each Holder of Securities, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article X, the Indebtedness represented by the Securities and the payment of the principal of, premium, if any, and interest on the Securities are hereby expressly made subordinate and subject in right of payment as provided in this Article X to the prior payment in full in cash or Cash

Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all Senior Indebtedness.

                  This Article X shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Senior Indebtedness and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

                  SECTION 10.2. Payment Over of Proceeds upon Dissolution, etc.

                  In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, whether voluntary or involuntary, or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company (except in connection with the merger or consolidation of the Company or its liquidation or dissolution following the transfer of substantially all of its assets, upon the terms and conditions permitted under the circumstances described in Section 5.1), then and in any such event:

                    (1) the holders of Senior Indebtedness will be entitled to receive payment and satisfaction of all Obligations due or in respect of all Senior Indebtedness and before the Holders of the Securities are entitled to receive or retain any payment or distribution of any kind or character (other than a payment or distribution made out of the Defeasance Trust) on account of principal of, premium, if any, or interest on the Securities; and

                    (2) in the event that, notwithstanding the foregoing provisions of this Section 10.2, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of principal of, premium, if any, and interest on the Securities before all Obligations in respect of Senior Indebtedness are paid and satisfied in full in cash, then such payment or distribution (other than a payment or distribution made out of the Defeasance Trust) will be held by the recipient in trust for the benefit of holders of Senior Indebtedness and will be immediately paid over or delivered to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for an application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                  The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article V hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this
Article if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article V hereof.

                  SECTION 10.3. Suspension of Payment When Senior Indebtedness Is in Default.

                  (a) Unless Section 10.2 hereof shall be applicable, after the occurrence of a Payment Default no payment or distribution (other than a payment or distribution made out of the Defeasance Trust) of any assets or securities of the Company or any of its Subsidiaries of any kind or character may be made by or on behalf of the Company, including, without limitation, by way of set-off or otherwise, for or on account of principal of, premium, if any, or interest on the Securities or for or on account of the purchase, redemption or other acquisition of the Securities and neither the Trustee nor any Holder or owner of any Securities shall take or receive from the Company or any Subsidiary of the Company, directly or indirectly in any manner, payment in respect of all or any portion of the Securities and the Guarantees following the delivery by the representative of the holders of Designated Senior Indebtedness (the "Representative"), to the Trustee of written notice of the occurrence of a Payment Default, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph, the Company shall resume making any and all required payments in respect of the Securities, including any missed payments.

                  (b) Unless Section 10.2 hereof shall be applicable, upon the occurrence of a Non-Payment Event of Default in respect of Designated Senior Indebtedness and upon receipt by the Trustee and the Company from the Representative of written notice of such occurrence, no payment or distribution (other than a payment or distribution made out of the Defeasance Trust) of any assets of the Company of any kind or character may be made by the Company, including, without limitation, by way of set-off or otherwise, for or on account of any principal of, premium, if any, or interest on the Securities or on account of the purchase, redemption or other acquisition of Securities, and neither the Trustee nor any Holder or owner of any Securities shall take or receive from the Company, directly or indirectly in any manner, payment in respect of all or a portion of the Securities, for a period (a "Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice, unless and until the earliest to occur of the following events: (w) more than 179 days shall have elapsed since the receipt of such written notice by the Trustee, (x) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been paid in full or (y) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Representative initiating such Payment Blockage Period, or the holders of at least a majority in principal amount of such issue of Designated Senior Indebtedness, after which, in the case of clause (w), (x) or (y), the Company shall resume making any and all required payments in respect of the Securities, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of receipt by the Trustee of the notice initiating such Payment Blockage Period. Only one Payment Blockage Period may be commenced within any 365-day period. Notwithstanding any other provisions of this Indenture, no Non-Payment Event of Default that existed or was continuing on the date of the commencement of any Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period unless such Event of Default shall have been cured or waived for a period of not less than 90 consecutive days. In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to in this Section 10.3(b) and there must be a 186-consecutive-day period in any 365-consecutive-day period during which no Payment Blockage Period is in effect.

                  (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Security shall have received any payment prohibited by the foregoing provisions of this Section 10.3, then and in such event such payment shall be paid over and delivered to the Representative initiating the Payment Blockage Period, in trust for distribution to the holders of Senior Indebtedness or, if no amounts are then due in respect of Senior Indebtedness promptly returned to the Company, or otherwise as a court of competent jurisdiction shall direct.

                  SECTION 10.4.     Trustee's Relation to Senior Indebtedness.

                  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only the covenants and obligations of the Trustee as are specifically set forth in this Article X, and no implied covenants or obligations of the Trustee with respect to the holders of Senior Indebtedness, shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary or other duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Indebtedness, shall be entitled by virtue of this Article X or otherwise.

                  SECTION 10.5. Subrogation to Rights of Holders of Senior Indebtedness.

                  Upon the payment in full of all Obligations in respect of Senior Indebtedness the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness, to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness, until the principal of, premium, if any and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness, of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article X, and no payments over pursuant to the provisions of this Article X to the holders of Senior Indebtedness by Holders of the Securities or the Trustee shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

                  If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article X shall have been applied, pursuant to the provisions of this Article X, to the payment of all amounts payable under the Senior Indebtedness of the Company, then and in such case the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash or Cash Equivalents.

                  SECTION 10.6.     Provisions Solely To Define Relative Rights.

                  The provisions of this Article X are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness, (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 10.2 hereof, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 10.3, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 10.3(c) hereof.

                  The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article X shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

                  SECTION 10.7.     Trustee To Effectuate Subordination.

                  Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Indebtedness, or any Representative, may file such a claim on behalf of Holders of the Securities.

                  SECTION 10.8.     No Waiver of Subordination Provisions.

                  (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  (b) Without limiting the generality of subsection (a) of this
Section 10.8, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article X or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article VI hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

                  SECTION 10.9.     Notice to Trustee.

                  (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Securities. Notwithstanding the provisions of this Article X or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness; or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.9, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 10.9 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness, or any trustee, fiduciary or agent therefor, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within five Business Days prior to date of such application; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

                  (b) Subject to the provisions of Section 7.1 hereof, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company by a Person representing itself to be a holder of Senior Indebtedness (or a trustee, fiduciary, agent or other representative therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary, agent or other representative therefor); provided, however, that failure to give such notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this
Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article X, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                  SECTION 10.10. Reliance on Judicial Order or Certificate of Liquidating Agent.

                  Upon any payment or distribution of assets of the Company referred to in this Article X, the Trustee, subject to the provisions of Section
7.1 hereof, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X; provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this
Article X.

                  SECTION 10.11. Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's Rights.

                  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article X with respect to any Senior Indebtedness that may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

                  SECTION 10.12.    Article Applicable to Paying Agents.

                  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article X shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article X in addition to or in place of the Trustee.

                  SECTION 10.13.    No Suspension of Remedies.

                  Nothing contained in this Article X shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article VI or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article X of the holders, from time to time, of Senior Indebtedness.

                                   ARTICLE XI

                                    GUARANTEE

                  SECTION 11.1.     Unconditional Guarantee.

                  Each Guarantor hereby fully and unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: (i) the principal of and interest on the Securities and all other monetary obligations of the Company under this Indenture (including obligations to the Trustee) will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Securities to the Holders or the Trustee will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; (ii) in case of any extension of time of payment or renewal of any Securities, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise; and (iii) all other obligations of the Company whether for expenses, indemnification or otherwise under this Indenture and the Securities will be promptly paid in full when due, subject, however, in the case of clauses (i), (ii) and (iii) above, to the limitations set forth in
Section 11.3. Each Guarantor hereby agrees that its obligations hereunder shall be full and unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities or the Trustee with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in its Guarantee. If any Securityholder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any such Guarantor, any amount paid by the Company or any such Guarantor to the Trustee or such Securityholder, each Guarantee to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it and all other Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of a Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Guarantees.

                  SECTION 11.2.     Severability.

                  In case any provision of this Article XI shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 11.3.     Limitation of Liability.

                  Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by each Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any of the other Guarantors in respect of the obligations of such other Guarantors under the other Guarantees or pursuant to Section 11.5, result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

                  SECTION 11.4. Guarantors May Consolidate, etc., on Certain Terms.

                  (a) Nothing contained in this Indenture or in the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale of assets or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company or another Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

                  (b) Upon the sale or disposition as an entirety (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all or substantially all its assets) to a Person that is not a Subsidiary of the Company and which sale or disposition is otherwise in compliance with Section
4.17 and the other terms of this Indenture, such Guarantor shall be deemed released from all obligations under this Article XI without any further action required on the part of the Trustee or any Holder.

                  The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by Officers' Certificates and Opinions of Counsel certifying as to the compliance with this
Section 11.4. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Securities as provided in this Article XI.

                  SECTION 11.5. Guarantee Obligations Subordinated to Guarantor Senior Indebtedness.

                  Each Guarantor covenants and agrees, and each Holder, by its acceptance thereof, likewise covenants and agrees, that all payments pursuant to the Guarantee made by or on behalf of such Guarantor are hereby expressly made subordinate and subject in right of payment as provided in this Article XI to the prior payment in full in cash or Cash Equivalents of all amounts payable under all existing and future Guarantor Senior Indebtedness of such Guarantor.

                  This Section 11.5 and the following Sections 11.6 through
11.17 of this Article XI shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold Guarantor Senior Indebtedness of any Guarantor and, to the extent set forth in
Section 11.7(b), holders of Designated Senior Indebtedness; and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness of each Guarantor and, to the extent set forth in Section 11.7(b), holders of Designated Senior Indebtedness; and such holders (to such extent) are made obligees hereunder and they or each of them may enforce such provisions.

                  SECTION 11.6. Payment Over of Proceeds upon Dissolution, etc., of a Guarantor.

                  In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Guarantor or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding-up of any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of any Guarantor, then and in any such event:

                    (1) the holders of all Guarantor Senior Indebtedness of such Guarantor shall be entitled to receive payment in full in cash or Cash Equivalents of all amounts due on or in respect of all such Guarantor Senior Indebtedness or provision shall be made for such payment, before the Holders are entitled to receive, pursuant to this Guarantee, any payment or distribution of any kind or character by or on behalf of such Guarantor (excluding any guarantee of Permitted Junior Securities) on account of the Guarantee of the Notes hereunder; and

                    (2) any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities (excluding any guarantee of Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the subordination provisions of this Article XI shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Guarantor Senior Indebtedness of such Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Guarantor Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Guarantor Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or Cash Equivalents of all such Guarantor Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness; and

                    (3) in the event that, notwithstanding the foregoing provisions of this Section 11.6, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, in respect of any Obligations of such Guarantor under this Guarantee before all Guarantor Senior Indebtedness of such Guarantor is paid in full in cash or Cash Equivalents or payment thereof provided for, then and in such event such payment or distribution (excluding any guarantee of Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of such Guarantor for application to the payment of all such Guarantor Senior

         Indebtedness remaining unpaid, to the extent necessary to pay all of such Guarantor Senior Indebtedness in full in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Indebtedness.

                  SECTION 11.7. Suspension of Guarantee Obligations When Guarantor Senior Indebtedness is in Default.

                  (a) Unless Section 11.6 shall be applicable, after the occurrence of a Payment Default no payment or distribution of any assets of such Guarantor of any kind or character shall be made by or on behalf of such Guarantor on account of its Guarantee hereunder or on account of the purchase, redemption, defeasance or other acquisition of the Securities or any of the obligations of such Guarantor under this Guarantee unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or the Senior Indebtedness as to which such Payment Default relates shall have been discharged or paid in full in cash or Cash Equivalents, after which, subject to
Section 11.6 (if applicable), such Guarantor shall resume making any and all required payments in respect of its obligations under this Guarantee.

                  (b) Unless Section 11.6 shall be applicable, during any Payment Blockage Period in respect of the Notes, no payment or distribution of any assets of a Guarantor of any kind or character shall be made by or on behalf of a Guarantor on account of its Guarantee of the Securities hereunder or on account of any of the other obligations of such Guarantor under this Guarantee; provided that the foregoing prohibition shall not apply unless such Payment Blockage Period has been instituted under Section 10.3(b) by a Representative acting for holders of Designated Senior Indebtedness that also constitutes Guarantor Senior Indebtedness. Upon the termination of any Payment Blockage Period, subject to Section 11.6 (if applicable), such Guarantor shall resume making any and all required payments in respect of its obligations under this Guarantee.

                  (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Securities shall have received any payment from a Guarantor prohibited by the foregoing provisions of this Section 11.7, then and in such event such payment shall be paid over and delivered forthwith to the Representative initiating the Payment Blockage Period, in trust for distribution to the holders of Guarantor Senior Indebtedness or, if no amounts are then due in respect of Guarantor

Senior Indebtedness, prompt return to the Guarantor, or as a court of competent jurisdiction shall direct.

                  SECTION 11.8. Guarantee Provisions Solely To Define Relative Rights.

                  The subordination provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Guarantor Senior Indebtedness of each Guarantor and, to the extent set forth in Section 11.7, holders of Designated Senior Indebtedness on the other hand. Nothing contained in this Article XI (other than a release pursuant to Section 11.8) or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among each Guarantor, its creditors other than holders of its Guarantor Senior Indebtedness and the Holders of the Securities, the obligation of such Guarantor, which is absolute and unconditional, to make payments to the Holders in respect of its obligations under this Guarantee as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against such Guarantor of the Holders of the Securities and creditors of such Guarantor other than the holders of the Guarantor Senior Indebtedness of such Guarantor; or (c) prevent the Trustee or the Holder of any Securities from exercising all remedies otherwise permitted by applicable law upon Default or an Event of Default under this Indenture, subject to the rights, if any, under the subordination provisions of this Article XI of the holders of Guarantor Senior Indebtedness of the Guarantors hereunder and, to the extent set forth in Section 11.7, holders of Designated Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Guarantor referred to in Section 11.6, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder or (2) under the conditions specified in Section 11.7, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 11.7(c).

                  The failure by any Guarantor to make a payment in respect of its obligations under this Guarantee by reason of any provision of this Article XI shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

                  SECTION 11.9. Trustee To Effectuate Subordination of Guarantee Obligations.

                  Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XI and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of such Guarantor owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Guarantor Senior Indebtedness, or any Representative, may file such a claim on behalf of Holders of the Securities.

                  SECTION 11.10.    No Waiver of Guarantee Subordination
                                    Provisions.

                  (a) No right of any present or future holder of any Guarantor Senior Indebtedness of any Guarantor or Designated Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company or any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  (b) Without limiting the generality of subsection (a) of this
Section 11.11, the holders of Guarantor Senior Indebtedness of any Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article XI or the obligations hereunder of the Holders of the Securities to the holders of such Guarantor Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Guarantor Senior Indebtedness or any Senior Indebtedness as to which such Guarantor Senior Indebtedness relates or any instrument evidencing the same or any agreement under which such Guarantor Senior Indebtedness or such Senior Indebtedness is outstanding;
(2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Guarantor Senior Indebtedness or any Senior Indebtedness as to which such Guarantor Senior Indebtedness relates; (3) release any person liable in any manner for the collection or payment of such Guarantor Senior Indebtedness or any Senior Indebtedness as to which such Guarantor Senior Indebtedness relates; and (4) exercise or refrain from exercising any rights against such Guarantor and any other person; provided that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article VI hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

                  SECTION 11.11.    Guarantors To Give Notice to Trustee.

                  (a) The Company and each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the subordination provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof at its Corporate Trust Office from the Company, such Guarantor or a holder of its Guarantor Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 11.12, shall be entitled in all respects to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this
Section 11.12 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of or interest on any Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of such Guarantor Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date; nor shall the

Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate from such Guarantor to such effect.

                  (b) Subject to the provisions of Section 7.01, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee, by a person representing himself to be a holder of Guarantor Senior Indebtedness of any Guarantor (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Guarantor Senior Indebtedness of any Guarantor to participate in any payment or distribution pursuant to this Article XI, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness of each Guarantor held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article XI, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

                  SECTION 11.12. Reliance on Judicial Order or Certificate of Liquidating Agent Regarding Dissolution, etc., of Guarantors.

                  Upon any payment or distribution of assets of any Guarantor referred to in this Article XI, the Trustee, subject to the provisions of
Section 7.01, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Indebtedness of such Guarantor and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven; provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article Eleven.

                  SECTION 11.13. Rights of Trustee as a Holder of Guarantor Senior Indebtedness; Preservation of Trustee's Rights.

                  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XI with respect to any Guarantor Senior Indebtedness of any Guarantor which may at any time be held by the Trustee, to the same extent as any other holder of such Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article XI shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.08.

                  SECTION 11.14.    Article Eleven Applicable to Paying Agents.

                  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article XI shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XI in addition to or in place of the Trustee; provided that Section 11.15 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

                  SECTION 11.15. No Suspension of Remedies Subject to Rights of Holders of Guarantor Senior Indebtedness.

                  Nothing contained in this Article Eleven shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities pursuant to Article VI or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this
Article XI of the holders, from time to time, of Guarantor Senior Indebtedness of the Guarantors.

                  SECTION 11.16. Trustee's Relation to Guarantor Senior Indebtedness.

                  With respect to the holders of Guarantor Senior Indebtedness of any Guarantor, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eleven (and in Article Ten with respect to Senior Indebtedness), and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness of any Guarantor shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness of any Guarantor and the Trustee shall not be liable to any holder of Guarantor Senior Indebtedness of any Guarantor if it shall mistakenly pay over or deliver to Holders, the Company or any other person moneys or assets to which any holder of Guarantor Senior Indebtedness of any Guarantor shall be entitled by virtue of this Article Eleven or otherwise.

                  SECTION 11.17.    Waiver of Subrogation.

                  Until all Obligations under each of the Guarantees, the Securities and this Indenture are paid in full, each of the Guarantors hereby irrevocably waives any claims or other rights that it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of its obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any of the Guarantors in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Person for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each of the Guarantors acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
10.06 is knowingly made in contemplation of such benefits.

                  SECTION 11.18.    Execution of Guarantee.

                  To evidence their guarantee to the Securityholders set forth in this Article XI, each Guarantor hereby agrees to execute a Guarantee in substantially the form of Exhibit B to this Indenture, which shall be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in this Article XI shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of a Guarantee. A Guarantee shall be signed on behalf of a Guarantor by two Officers, or an Officer and an Assistant Secretary, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate or partnership actions) shall attest to the Guarantee prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee on behalf of such Guarantor. Such signatures upon a Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee and in case any such officer who shall have signed a Guarantee shall cease to be such officer before the Security on which the Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Guarantor.

                  SECTION 11.19.    Waiver of Stay, Extension or Usury Laws.

                  Each Guarantor, if any, covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing a Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each Guarantor, if any, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE XII

                                  MISCELLANEOUS

                  SECTION 12.1.     Trust Indenture Act Controls.

                  If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318, inclusive, of the TIA, such imposed duties or incorporated provision shall control.

                  SECTION 12.2.     Notices.

                  Any notice or communication shall be deemed given if in writing and delivered in Person or mailed by first-class mail, addressed as follows, and received by the addressee:

                  (a)      if to the Company or any Guarantor:

                           Outdoor Communications, Inc.
                           512 Taylor Street
                           Corinth, MS  38834

                           Attention:  John C Stanley IV

                           with a copy to:

                           Goodwin, Procter & Hoar LLP
                           Exchange Place
                           Boston, MA  02109

                           Attention:  David F. Dietz, P.C.

                  (b)      if to the Trustee:

                           First Union National Bank
                           230 South Tryon Street
                           Corporate Trust Department - 9th Floor
                           Charlotte, NC  28288

                           Attention:  Shawn Bednasek

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Holder of a Security, including any notice delivered in connection with TIA Section 310(b), TIA
Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed to him, first-class postage prepaid, at his address as it appears on the registration books of the Registrar and shall be deemed given to him if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 12.3.     Communications by Holders with Other Holders

                  Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

                  SECTION 12.4. Certificate and Opinion of Counsel as to Conditions Precedent.

                  Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or any Guarantor, as the case may be, shall furnish to the Trustee (a) Officers' Certificates in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (b) Opinions of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions have been complied with and (c) where applicable, a certificate or opinion by an accountant that complies with TIA Section 314(c).

                  SECTION 12.5. Statements Required in Certificate and Opinion of Counsel.

                  Each certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that the Person making such certificate or Opinion of Counsel has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or Opinion of Counsel are based;

                  (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

                  SECTION 12.6.     Rules by Trustee, Paying Agent, Registrar.

                  The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

                  SECTION 12.7.     Legal Holidays.

                  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  SECTION 12.8.     Governing Law.

                  The internal laws of the State of New York shall govern this Indenture, the Securities without regard to principles of conflict of laws.

                  SECTION 12.9.     No Recourse Against Others.

                  A trustee, director, officer, employee, stockholder or incorporator, as such, of the Company or a Guarantor shall not have any liability for any obligations of the Company or a Guarantor under the Securities, this Indenture or any Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

                  SECTION 12.10.    Successors.

                  All agreements of the Company and the Guarantors in this Indenture, the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

                  SECTION 12.11.    Duplicate Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  SECTION 12.12.    Joint and Several Obligations.

                  The Company hereby acknowledges that this Agreement is the independent and several obligation of the Company and may be enforced against the Company, whether or not enforcement of any right or remedy hereunder has been sought against any other party hereto. The Company hereby expressly waives, with respect to any of the amounts owing hereunder by the Company in respect of the obligations (collectively, the "Other Obligations"), diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any other party exhaust any right, power or remedy or proceed against the Company under this Indenture or against any other Person under any other guarantee of, or security for, any of such Other Obligations.

                  SECTION 12.13.    Separability.

                  In case any provision in this Indenture, the Securities or in any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

                  SECTION 12.14.    Table of Contents, Headings, Etc.

                  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                      OUTDOOR COMMUNICATIONS, INC.


                                      By: /s/ RICH EBERSOLE
                                         --------------------------------------
                                             Name:  Rich Ebersole
                                             Title: Treasurer and Chief
                                                    Financial Officer

                                      OCI(N) CORP.


                                      By: /s/ RICH EBERSOLE
                                         --------------------------------------
                                             Name:  Rich Ebersole
                                             Title: Treasurer and Chief
                                                    Financial Officer

                                      OCI(S) CORP.


                                      By: /s/ RICH EBERSOLE
                                         --------------------------------------
                                             Name:  Rich Ebersole
                                             Title: Treasurer and Chief
                                                    Financial Officer

                                      OCIH LLC


                                      By: /s/ RICH EBERSOLE
                                         --------------------------------------
                                             Name:  Rich Ebersole
                                             Title: Treasurer and Chief
                                                    Financial Officer


                                      FIRST UNION NATIONAL BANK,
                                         as Trustee


                                      By: /s/ SHAWN K. BEDNASEK
                                         --------------------------------------
                                             Name:  Shawn K. Bednasek
                                             Title: Assistant Vice President

                                                                       Exhibit A


                          OUTDOOR COMMUNICATIONS, INC.


                                                            Cusip No.: 690029AA1


No.                               $105,000,000

                    9 1/4% SENIOR SUBORDINATED NOTE DUE 2007


                  OUTDOOR COMMUNICATIONS, INC. promises to pay to CEDE & CO. or registered assigns upon surrender hereof the principal sum of One Hundred and Five Million Dollars ($105,000,000) on August 15, 2007.

Interest Payment Dates:  February 15 and August 15.



                                            OUTDOOR COMMUNICATIONS, INC.


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:


Dated: August 15, 1997

Certificate of Authentication

                  This is one of the Senior Subordinated Notes due 2007 referred to in the within-mentioned Indenture.

                                            FIRST UNION NATIONAL BANK,
                                               as Trustee



                                            By:
                                               --------------------------------
                                               Authorized Signatory

                              (REVERSE OF SECURITY)

                          OUTDOOR COMMUNICATIONS, INC.

                    9 1/4% SENIOR SUBORDINATED NOTE DUE 2007


         1. Interest. OUTDOOR COMMUNICATIONS, INC., a Delaware corporation (the "Company"), promises to pay to the registered holder of this Security, until the principal hereof is paid or duly provided for, interest on the principal amount set forth on the face of this Security at a rate of 9 1/4% per annum. Interest on the Securities will accrue from and including the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including August 15, 1997 through but excluding the date on which interest is paid or duly provided for. Interest shall be payable in arrears on each February 15 and August 15 and at stated maturity, commencing February 15, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on overdue principal and on overdue installments of interest will accrue at the rate of interest borne by this Security. Interest on any overdue principal or interest shall be payable on demand.

         2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the registered Holder of this Security. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for the payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds or interest by check payable in U.S. Legal Tender.

         3. Paying Agent. Initially, First Union National Bank (the "Trustee") will act as a Paying Agent. The Company may change any Paying Agent without notice. Neither the Company nor any of its Affiliates may act as Paying Agent.

         4. Indenture and Guarantees. The Company issued the Securities under an Indenture dated as of August 15, 1997 (the "Indenture") among the Company, the Guarantors named therein and the Trustee. This Security is one of an issue of Securities of the Company issued, or to be issued, under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended from time to time. The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. The Securities are senior obligations of the Company limited in aggregate principal amount to $105,000,000. The Securities are guaranteed on a senior subordinated basis, jointly and severally, by the Guarantors pursuant to Article Eleven of the Indenture.

         5. Subordination. The Securities are subordinated to Senior Indebtedness of the Company. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Securities, including, but not limited to, the payment of principal of, premium, if any, and interest on the Securities, and any other payment Obligation of the Company in respect of the Securities is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) and authorizes the Trustee to give effect and appoints the Trustee as attorney-in-fact for such purpose.

         6. Optional Redemption. The Company, at its option, may redeem all or any of the Securities, in whole or in part, at any time on or after August 15, 2002, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning on August 15 of the years indicated below:



         Year                                                                   Redemption Price
         ----                                                                   ----------------

         2002................................................................       104.625%
         2003................................................................       103.083%
         2004................................................................       101.542%
         2005 and thereafter.................................................       100.000%


         7. Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

         8. Redemption upon Public Equity Offering. Notwithstanding the foregoing, the Company may redeem in the aggregate up to one-third of the original principal amount of Securities at any time and from time to time prior to August 15, 2000 at a redemption price equal to 109.25% of the aggregate principal amount so redeemed, plus accrued interest to the redemption date, out of the Net Proceeds of one or more Public Equity Offerings (other than the Common Stock Offering); provided that at least two-thirds of the principal amount of Securities originally issued remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 60 days following the closing of any such Public Equity Offering.

         9. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Securities or portions thereof called for redemption.

         10. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Securities in accordance with the procedures set forth in the Indenture.

         11. Denominations. The Securities are in registered form without coupons and only in denominations of $1,000 of principal amount and integral multiples thereof.

         12. Persons Deemed Owners. The registered Holder of this Security may be treated as the owner of this Security for all purposes.

         13. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee or Paying Agent will pay the money back to the Company or a Guarantor, as the case may be, at its request. After that, Holders entitled to the money must look to the Company or a Guarantor for payment as general creditors unless an "abandoned property" law designates another Person.

         14. Amendment, Supplement, Waiver, Etc. The Company, any
Guarantors and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Securities, amend, waive or supplement the Indenture, the Securities or any Guarantee for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture, the Securities or any Guarantee may be made by the Company, any Guarantor and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities, subject to certain exceptions requiring the consent of the Holders of the particular Securities to be affected.

         15. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Securities or a Guarantee, as the case may be, and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation will, except as provided in Article V, be released from those obligations.

         16. Restrictive Covenants. The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

         17. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.1(a)(viii) or (ix) of the Indenture with respect to the Company) occurs and is continuing, then the Holders of not less than 25% in aggregate principal amount of the outstanding Securities may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Securities shall, declare the Default Amount of and any accrued interest on all of the Securities to be due and payable as provided in the Indenture. If an Event of Default specified in Section 6.1(a)(viii) or (ix) of the Indenture occurs with respect to the Company, the Default Amount shall ipso facto become and be due and immediately payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture, the Securities or any Guarantee except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture, the Securities or any Guarantee. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of the Default Amount, principal or interest) if it determines that withholding notice is in their interests.

         18. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         19. No Recourse Against Others. A director, officer, employee, partner, stockholder or incorporator, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any such Guarantor under the Indenture, the Securities or any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities and any Guarantee.

         20. Discharge. The Company's and any Guarantor's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of U.S. Legal Tender or U.S. Government Obligations sufficient to pay when due principal of and interest on the Securities to maturity or redemption, as the case may be.

         21. Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

                  The internal laws of the State of New York shall govern this Security without regard to principles of conflict of laws.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                           OUTDOOR COMMUNICATIONS, INC.
                           512 Taylor Street
                           Corinth, MS  38834

                           Attention:  Richard Ebersole

                                 ASSIGNMENT FORM


If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Security to


-------------------------------------------------------------------------------

(Insert assignee's social security or tax ID number)
                                                    ---------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code) and irrevocably appoint

-------------------------------------------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:                            Your Signature:
     -----------------------                    --------------------------------
                                                (Sign exactly as your name
                                                appears on the other side of
                                                this Security)


Signature Guarantee:
                    -----------------------------------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you wish to have this Security purchased by the Company pursuant to Section 4.13 or 4.15 of the Indenture, check the Box: [ ]

                  If you wish to have a portion of this Security purchased by the Company pursuant to Section 4.13 or 4.15 of the Indenture, state the amount:


                                  $------------


Date:                            Your Signature:
     ------------------------                   -------------------------------

Signature Guarantee:
                    -----------------------------------------

                                                                       EXHIBIT B


                                    GUARANTEE


                  The undersigned hereby unconditionally guarantees on an unsecured basis to the Holder of this Security the payments of principal of and interest on this Security in the amounts and at the time when due and interest on the overdue principal and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security,
Article XI of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article XI of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

                  The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

                  This Guarantee is subordinated to Guarantor Senior Indebtedness as and to the extent set forth in Article XI of the Indenture.

                  The internal laws of the State of New York shall govern this Guarantee without regard to principles of conflict of laws.

                                     OCI(N) CORP.


                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:


                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                     OCI(S) CORP.


                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:


                                     OCIH LLC


                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:


                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title: